Exhibit 10.2

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (this “Agreement”) is made and entered into as of May 31, 2005 (the “Effective Date”) by and between EXELIXIS, INC., a Delaware corporation having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 (“Exelixis”), and GENENTECH, INC., a Delaware corporation having its principal place of business at 1 DNA Way, South San Francisco, California 94080 (“Genentech”). Exelixis and Genentech are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Genentech is a health care company that has expertise and capability in developing and marketing human biopharmaceuticals and has research and development programs.

B. Exelixis is a drug discovery company that has expertise and proprietary technology relating to the Notch signaling pathway.

C. Genentech and Exelixis desire to establish a collaboration to apply each Party’s technology and expertise as part of a program for the generation, screening and validation of therapeutics directed against certain targets in the Notch signaling pathway, and to provide for the development and commercialization of such therapeutics.

NOW, THEREFORE, the Parties agree as follows:

1. DEFINITIONS

Capitalized terms used in this Agreement (other than the headings of the Sections or Articles) shall have the following meaning set forth in this Article 1, or, if not listed in this Article 1, the meaning as designated in the text of this Agreement.

1.1 “Adam-10” means the gene Adam-10 (for any species) and the protein (or fragment or epitope thereof) encoded by such gene, including the protein encoded by the nucleic acid sequence set forth in REFSEQ accession No. NM 001110 and NP 001101, and naturally occurring variants and fragments thereof.

1.2 “Affiliate” means any person, corporation, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with a Party. For purposes of this definition, “control” or “controlled” means ownership directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. Notwithstanding the foregoing, for Genentech, “Affiliate” excludes any parent entity that controls Genentech, including F. Hoffman La Roche, Ltd. and its successors (“Roche”), and entities that control, are under common control (as defined in this Section) with, such parent entity, and entities that are controlled by such parent entity, other than entities controlled through Genentech.

1.3 “BLA” means a Biologics License Application filed pursuant to the requirements of the FDA, or the equivalent application or filing in another country (as applicable). “sBLA” means a supplemental BLA.

1.4 “Class I Claim” means a Valid Claim of [ * ] which Valid Claim either: (a) [ * ] or (b) [ * ].

1.5 “Class II Claim” means a Valid Claim (other than a Class I Claim) of [ * ] which Valid Claim claims [ * ].

1.6 “Collaboration Assay” means any assay that is created during or improved during the Research Term pursuant to the Research Plan by or on behalf of either Party, and that [ * ] or [ * ].

1.7 “Collaboration Invention” means any Information, machine, manufacture, process, design, formulation, or composition of matter, or any new and useful improvement thereof, which is made pursuant to the Research Plan, whether jointly by or on behalf of the Parties or solely by or on behalf of one Party. Collaboration Inventions include but are not limited to Collaboration Assays and Collaboration Reagents.

1.8 “Collaboration IP” means: (a) any and all Collaboration Patents; and (b) proprietary and confidential Information (including intellectual property and proprietary rights other than Patents in and to such Information), or other intellectual property rights (excluding Patents that Cover a Collaboration Invention), but for both (a) and (b), only to the extent such rights were created pursuant to the Research Plan.

1.9 “Collaboration Patent” means any Patent that: (a) [ * ]; and (b) [ * ].

1.10 “Collaboration Reagent” means any [ * ] reagents that are created or made by or on behalf of a Party (or the Parties jointly) during the Research Term pursuant to the Research Plan, excluding: (a) Collaboration Assays; (b) any Licensed Products; and (c) [ * ].

1.11 “Collaboration Target” means: (a) [ * ]; and (b) any other target added to Exhibit A pursuant to Section 2.4.

1.12 “Collaboration Target Activity” of any product is the same as that of a Licensed Product if the other product [ * ] and [ * ] (e.g., if the Licensed Product is [ * ], then the other product also is [ * ], if the Licensed Product is [ * ], then the other product also is [ * ], and if the Licensed Product is [ * ], then the other product also is [ * ]).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.13 “Commercializing Party” means that Party commercializing a particular product under this Agreement: (a) Exelixis with respect to an Exelixis Reagent Product or Exelixis Screening Product, and (b) Genentech with respect to a Licensed Product or a Genentech Screening Product.

1.14 “Competing Product” means, with respect to a Licensed Product in a country, any product that is [ * ] and that: (a) [ * ]; and (b) [ * ]. If a Licensed Product is [ * ], then a Competing Product could be [ * ].

1.15 “Confidential Information” has the meaning set forth in Section 9.1.

1.16 “Control” means ownership or other legal authority or right of a Party or any of its Affiliates, to grant a license or sublicense of intellectual property rights to another Party or its Affiliates, without the grant or such license or sublicense alone constituting a breach of an agreement between that Party (or its Affiliates) and a Third Party.

1.17 “Cost Sharing Ratio” means, for each Licensed Product designated by Exelixis as a Profit Share Product under Section 4.2[ * ] for each such Profit Share Product.

1.18 “Covered” or “Covers” means:

(a) with respect to a Patent (and a given product will be deemed “Covered” by that Patent), if the [ * ] would, in the country of sale and at the time of sale, infringe a Valid Claim in that country; and

(b) with respect to proprietary and confidential Information, know-how (either Genentech Know-How or Exelixis Know-How) or any other intellectual property rights other than Patents (and a given product will be deemed “Covered” by such proprietary and confidential Information, know-how or other non-Patent intellectual property rights), if the [ * ], or if the [ * ].

1.19 “Development Costs” has the meaning set forth in the Financial Appendix.

1.20 “Diagnostic” means a product intended and designed for use solely or primarily for the purpose of testing recipients or potential recipients: (a) [ * ]; (b) [ * ]; or (c) [ * ].

1.21 “Diligent Efforts” means, as applied to a Party or Parties, those efforts and diligence (including the deployment of resources) that [ * ]. Where “Diligent Efforts” is to be applied to development of a Licensed Product, [ * ] is considered not to be using Diligent Efforts.

1.22 [ * ].

1.23 “Exelixis Know-How” means all proprietary and confidential Information (including intellectual property and proprietary rights other than Patents in and to such Information) Controlled by Exelixis or its Affiliates, [ * ] and [ * ]. Exelixis Know-How excludes: (a) Information (and intellectual property and proprietary rights other than Patents in and to such Information) regarding [ * ]; (b) Collaboration IP; and (c) Yale Know-How.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.24 “Exelixis Reagent Product” means any product discovered, identified, developed or commercialized by or on behalf of Exelixis: (a) [ * ]; or (b) [ * ]; or (c) [ * ]. For clarity, a product will not be [ * ] if those Collaboration Assays or Collaboration Reagents are [ * ]. “Exelixis Reagent Product” excludes any Licensed Product.

1.25 “Exelixis Research IP” means the Exelixis Know-How and the Exelixis Research Patents.

1.26 “Exelixis Research Patents” means any and all Patents that are Controlled by Exelixis or its Affiliates, [ * ], and that [ * ]. Exelixis Research Patents excludes: (a) Patents Covering [ * ]; (b) Yale Patents; and (c) Collaboration Patents.

1.27 “Exelixis Screening Product” means any [ * ] product, other than an Exelixis Reagent Product, that [ * ] and that [ * ], where the [ * ] are, at the time of such [ * ], Covered by [ * ].

1.28 “FDA” means the U.S. Food and Drug Administration, or any successor entity thereto.

1.29 “Field” means the diagnosis, treatment or prevention of human diseases and conditions.

1.30 “Financial Appendix” means Exhibit E to this Agreement, which sets forth certain financial terms and conditions.

1.31 “First Commercial Sale” means, for any product, and on a country-by-country basis in each country in which that product is sold, the first arm’s-length sale to a Third Party for use or consumption by an end-user (e.g., a physician) of that product in that country, after obtaining Regulatory Approval of that product in that country. A First Commercial Sale shall not include a sale of any product for use in clinical trials, for research or for other non-commercial uses, or supply of a product as part of a compassionate use or similar program. For purposes of this Agreement, “Regulatory Approval” means all necessary approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Medicines Evaluation Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, have been obtained for the manufacture, distribution, use or sale of that product in a regulatory jurisdiction.

1.32 “Follow-On Exelixis Inventions” means any [ * ] which is made [ * ].

1.33 “Follow-On Exelixis IP” means: (a) any and all Patents that Cover the Follow-On Exelixis Inventions and that [ * ]; and (b) any other intellectual property rights (including know-how, rights in and to Information, but excluding Patents) that Cover a Follow-On Exelixis Invention and that [ * ].

1.34 “FTE” means the equivalent of a full-time scientist’s work time over a twelve (12) month period (including normal vacations, sick days and holidays). [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.35 “GAAP” means United States generally accepted accounting principles, consistently applied.

1.36 “Genentech Excluded IP” means: (a) all rights in and to any of the following, each of which is defined on Exhibit C: (i) [ * ]; (ii) [ * ]; (iii) [ * ]; (iv) [ * ]; (v) [ * ]; or (b) Patents Covering [ * ].

1.37 “Genentech Know-How” means all proprietary and confidential Information (including intellectual property and proprietary rights other than Patents in and to such Information) Controlled by Genentech or its Affiliates, [ * ], and [ * ]. Genentech Know-How excludes: (a) Information (and intellectual property and proprietary rights other than Patents in and to such Information) regarding [ * ]; and (b) Collaboration IP.

1.38 “Genentech Licensed IP” means the Genentech Know-How and the Genentech Licensed Patents.

1.39 “Genentech Licensed Patents” means any and all Patents Controlled by Genentech or its Affiliates, [ * ], that [ * ]. Genentech Licensed Patents excludes: (a) the Genentech Excluded IP; and (b) Collaboration Patents.

1.40 “Genentech Screening Product” means any [ * ] product that [ * ] and that: (a) [ * ], where the [ * ] are, at the time of such [ * ], Covered by [ * ]; and (b) [ * ].

1.41 “IND” means an Investigational New Drug Application filed with the FDA or the equivalent application in any country outside the U.S. where a regulatory filing is required or obtained to conduct a clinical trial.

1.42 “Inflammatory Disease” means: (a) [ * ]; and (b) [ * ]; and (c) [ * ]. Inflammatory Disease excludes [ * ].

1.43 “Information” means information (including results and data) or material of any type, in any tangible or intangible form, including without limitation, inventions, databases, methods, techniques, assays, processes, specifications, formulations, formulae, cell lines, cell media, skills, experience, manufacturing materials, financial data, test data including pharmacological, biological, models, designs, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, quality assurance data, stability data, studies and procedures, and legal information or descriptions.

1.44 “Interest Rate” means a rate equal to [ * ] on the last business day of the applicable quarter prior to the date on which such payment is due, calculated daily on the basis of a 365-day year, or, if lower, the highest rate permitted under applicable law

1.45 [ * ].

1.46 [ * ].

1.47 “Joint Collaboration IP” means a Joint Collaboration Patent or other Collaboration IP owned jointly by the Parties pursuant to Section 8.2.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.48 “Joint Collaboration Patent” means a Collaboration Patent owned jointly by the Parties pursuant to Section 8.2.

1.49 “Joint Research Committee” or “JRC” means the committee described in Section 2.2(a).

1.50 “Licensed Product” means any [ * ] product: (a) [ * ]; (b) [ * ]; or (c) [ * ], but in any case excluding (x) Adam-10 and (y) [ * ]. Each Licensed Product that is [ * ] will be considered [ * ].

1.51 “Marketing Approval Application” or “MAA” means an NDA, an sNDA, a BLA or an sBLA.

1.52 “NDA” means a New Drug Application filed pursuant to the requirements of the FDA, or the equivalent application or filing in country other than the United States (as applicable). “sNDA” means a supplemental NDA.

1.53 “Net Sales” means, with respect to a particular time period, the gross amount invoiced by a Commercializing Party and its Sublicensees (or by a distributor on behalf of either of such Commercializing Party or its Sublicensees) for sales of a product exploited pursuant to the licenses under this Agreement and subject to a potential royalty on Net Sales, including a Royalty Product, a Genentech Screening Product, an Exelixis Reagent Product, or an Exelixis Screening Product (each or all, a “Commercial Product” for purposes of this Section 1.53) (such Commercial Product being in final form intended for use by the end user) in arms length transactions between the Commercializing Party and a Third Party during such time period, less [ * ], to the extent each is actually incurred and included in the invoiced gross sales price: (a) trade, cash and quantity discounts or rebates actually allowed or taken; (b) credits or allowances given or made for rejection or return of, and for uncollectible amounts on, previously sold products or for retroactive price reductions (including rebates similar to Medicare and/or Medicaid); (c) sales tax, VAT taxes, and other taxes, duties or other governmental charges levied on or measured by the billing amount, as adjusted for rebates or refunds, that are borne by the seller thereof and that are not refundable and to the extent noncreditable; (d) charges for freight and insurance directly related to the distribution of Commercial Products (to the extent not paid by the Third Party customer); and (e) credits or allowances given or made for wastage replacement, indigent patient and similar programs. The specific deductions taken under, and the general provisions of, (a) through (e) above shall be adjusted periodically as necessary to reflect amounts actually incurred. Sales between a Commercializing Party and its Sublicensees (or distributors of such Commercializing Party or its Sublicensees) shall be disregarded for purposes of calculating Net Sales. Notwithstanding anything herein to the contrary, in all cases Net Sales shall be determined in accordance with GAAP. In the event a Commercial Product is sold in combination with one or more other active pharmaceutical ingredients (as used in this definition of Net Sales, a “Combination”), then Net Sales for that Commercial Product shall be calculated by multiplying the Net Sales of such Combination by the fraction A/B, where A is the gross selling price of the Commercial Product sold separately and B is the gross selling price of the Combination. In the event that no such separate sales are made, Net Sales for royalty determination shall be calculated by multiplying Net Sales of the Combination by the fraction

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

C/(C+D), where C is the fully allocated cost of the Commercial Product and D is the fully allocated cost of the other active pharmaceutical ingredient(s) in the Combination.

Genentech and Exelixis agree that for purposes of this definition, [ * ] shall not be deemed to be “active pharmaceutical ingredients”, the presence of which in a product sold by a Commercializing Party hereunder would be deemed to create a Combination subject to the terms of the preceding paragraph.

If a product sold by a Commercializing Party hereunder is sold under a bundled or capitated arrangement with other products of a Party and its Sublicensees, then, solely for the purpose of calculating Net Sales, any [ * ] shall be [ * ], than [ * ].

1.54 [ * ].

1.55 [ * ].

1.56 [ * ].

1.57 [ * ].

1.58 “Oncology” means [ * ].

1.59 “Operating Profits (Losses)” has the meaning set forth in the Financial Appendix.

1.60 “Other Target” means a target within the Notch signaling pathway that is not a Collaboration Target and is listed on Exhibit D.

1.61 “Patents” means all: (a) U.S. issued patents, re-examinations, reissues, renewals, extensions and term restorations, inventors’ certificates and foreign counterparts thereof; (b) pending applications for U.S. patents, including provisional applications, continuations, continuations-in-part, continued prosecution, divisional and substitute applications; and (c) non-U.S. counterparts or equivalents of the foregoing in subsection (a) and (b).

1.62 “Phase I Clinical Trial” means a human clinical trial with a principal purpose of preliminarily determining the safety of a pharmaceutical product in healthy individuals or patients as required in 21 C.F.R. §312.21(a), or similar clinical study in a country other than the United States, and for which there are no primary endpoints related to efficacy.

1.63 “Phase II Clinical Trial” means a human clinical trial with a principal purpose of determining efficacy and dosing of a pharmaceutical products in patients with the disease being studied as described in 21 C.F.R. §312.21(b), or similar clinical study in a country other than the United States.

1.64 “Phase III Clinical Trial” means a human clinical trial with a principal purpose of establishing safety and efficacy of a pharmaceutical product in patients with the disease being studied as required in 21 C.F.R. §312.21(c) or similar clinical study in a country other than the United States. A Phase III Clinical Trial shall also include any other human clinical trial

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

intended as a pivotal trial for Regulatory Approval purposes, or that results in data actually used to support the filing of a Marketing Approval Application, whether or not such trial is a traditional Phase III Clinical Trial.

1.65 “Profit Share Field” means either the field of Inflammatory Disease or the field of TGR, as selected by Exelixis pursuant to Section 4.1.

1.66 “Profit Share Product” means any Licensed Product designated as a Profit Share Product under Section 4.2.

1.67 “Research Funding” means the payments made by Genentech to Exelixis for purposes of funding research under the Research Plan, as described in Section 7.2.

1.68 “Research Plan” has the meaning set forth in Section 2.1.

1.69 “Research Term” means the period beginning on the Effective Date and ending on its third (3rd) anniversary, as may be extended under Section 2.5.

1.70 “Royalty Product” means a Licensed Product that is not then subject to a designation as a Profit Share Product. For clarity, although sales of a Genentech Screening Product may be subject to royalty obligations, it is not a Royalty Product.

1.71 “Royalty Term” means:

(a) in the case of payments under Section 7.4(a) (i.e., for each Royalty Product Covered by a Class I Claim), on a country-by-country and Royalty Product by Royalty Product basis, the period beginning with [ * ] and ending on the earlier of the date on which (i) [ * ], or (ii) [ * ];

(b) in the case of payments under Section 7.4(b) (i.e., for each Royalty Product Covered by a Class II Claim), on a country-by-country basis, the period beginning with [ * ] and ending on the earlier of the date on which (i) [ * ], or (ii) [ * ];

(c) in the case of payments under Section 7.4(c) (i.e., for each Royalty Product Covered by [ * ], on a country-by-country basis, the period beginning with [ * ] and ending on [ * ]; and

(d) in the case of payments under Section 7.5 by Genentech for each Genentech Screening Product on a country-by-country basis, or payments under Section 7.6 or Section 7.7 by Exelixis for each Exelixis Screening Product or Exelixis Reagent Product on a country-by-country basis, the period beginning with [ * ] and ending [ * ].

1.72 “Small Molecule Compound” means any molecule that has a molecular weight [ * ].

1.73 “Sole Collaboration IP” means Collaboration IP invented solely by one Party: “Genentech’s Sole Collaboration IP” refers to Collaboration IP owned solely by Genentech and “Exelixis’ Sole Collaboration IP” refers to Collaboration IP owned solely by Exelixis.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.74 “Sole Collaboration Patents” means Patents within a Party’s Sole Collaboration IP.

1.75 “Sublicensee” means any Third Party or Affiliate to whom Genentech or Exelixis grants a sublicense (or license, as applicable) under any portion of the rights licensed to the respective Party under this Agreement, but excluding any Third Party authorized only to make a product (and not use or sell that product), only to use a product, or only to sell a product.

1.76 “Third Party” means any entity other than a Party or a Party’s Affiliate that is its wholly-owned subsidiary.

1.77 “Tissue Growth and Repair” or “TGR” means [ * ] of disease by means of: (a) [ * ]; (b) [ * ]; or (c) [ * ]. Tissue Growth and Repair excludes [ * ], and excludes [ * ].

1.78 “Valid Claim” means any claim in [ * ] that has not expired, lapsed, been withdrawn, been canceled, been declared invalid or unenforceable in a decision from which no appeal can be taken, or been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

1.79 “Yale Agreement” means the License Agreement, dated August 27, 1996, among Exelixis, Yale University and Indiana University Foundation, as amended.

1.80 “Yale Know-How” means all proprietary and confidential Information (including any proprietary rights therein or thereto, but excluding any Patents) or know-how that is licensed to Exelixis under the Yale Agreement.

1.81 “Yale Licensed IP” means the Yale Patents and the Yale Know-How.

1.82 “Yale Patents” means any and all Patents licensed to Exelixis under the Yale Agreement, including but not limited to those listed on Exhibit G.

2. RESEARCH PROGRAM

2.1 General. The Parties have agreed on a detailed plan and budget for the research to be carried out by the Parties during the Research Term, which research plan is attached as Exhibit F and incorporated herein by reference, as may be amended pursuant to Article 2 in accordance with this Agreement (the “Research Plan”).

2.2 Joint Research Committee.

(a) Membership. Promptly after the Effective Date, the Parties shall establish a JRC to manage, plan and coordinate the research activities of the Parties under the Research Plan. The JRC shall be composed of an equal number of representatives from each Party, but in no event to exceed four (4) representatives from each Party. Each Party may replace its appointed JRC representatives at any time upon reasonable written notice to the other Party. For the first year of the Research Term, Genentech shall designate one (1) of its representatives as chairperson of the JRC. Thereafter, the Parties shall alternately designate a chairperson of the JRC for each subsequent year of the Research Term.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Responsibilities. During the Research Term, the JRC shall: (i) implement the research objectives for the Research Plan in accordance with this Agreement; (ii) evaluate the data generated by the Parties in the course of conducting the Research Plan; (iii) allocate Exelixis or Third Party resources for the work under the Research Plan in accordance with this Agreement and the Research Plan; (iv) review and amend the Research Plan (subject to Sections 2.4(b) and 2.4(c)); (v) review annual progress against the goals of the Research Plan; and (vi) determine standards (based on scientifically reasonable principles) for evaluating the molecules generated by the Parties under the Research Plan. The JRC shall not have the right to amend this Agreement.

(c) Decision Making. The JRC shall make decisions unanimously, and each Party’s representatives shall collectively have one (1) vote. In the event of a deadlock regarding a decision within the JRC’s authority, decisions will be escalated to [ * ] and [ * ], or their designees when appropriate. For decisions within the JRC’s authority that are [ * ], [ * ] may make the final determinations in the event of a deadlock in the JRC. Consistent with Section 2.4(c) below, however, neither Party has a deciding vote with respect to adding new Collaboration Targets or Other Targets.

2.3 JRC Meetings. JRC meetings shall be held quarterly on an alternating basis in each Party’s facilities. With the consent of the representatives of each Party serving on the JRC, other representatives of each Party may attend meetings as nonvoting observers (provided such nonvoting observers have confidentiality obligations to such Party that are at least as stringent as those set forth in this Agreement). A JRC meeting may be held by audio, video or internet teleconference with the consent of each Party, but at least half (1/2) of the minimum number of meetings in each year shall be held in person. Meetings of the JRC shall be effective only if at least one (1) representative of each Party is present or participating. Each Party shall be responsible for all of its own expenses of participating in the JRC meetings.

2.4 Research Plan Review; Other Targets and Adding Collaboration Targets.

(a) Research Plan Review. At least on an annual basis, the JRC shall review the Research Plan in light of the Parties’ actual progress.

(b) Work on Other Targets. During the Research Term, either Party may propose that the Research Plan be expanded to include the performance of work on one or more Other Targets. The JRC shall review each such proposal in good faith and determine if such work on such Other Target(s) should be added. If the JRC unanimously determines that such work should be added, the Research Plan will be revised accordingly. Notwithstanding anything to the contrary, determinations under this Section 2.4(b) are not subject to a deciding vote under Section 2.2 or to dispute resolution under Section 13.3.

(c) Additional Collaboration Targets and Other Targets. During the Research Term, either Party may propose that the Research Plan be expanded by the inclusion of additional Collaboration Targets or Other Targets. The JRC shall review each such proposal in good faith and determine if such targets should be added as Collaboration Targets or Other Targets. If the JRC unanimously determines that such a target should be added, the JRC shall expand the scope of the Research Plan by adding such additional Collaboration Targets to

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A or additional Other Targets to Exhibit D. Notwithstanding anything to the contrary, determinations under this Section 2.4(c) are not subject to a deciding vote under Section 2.2 or to dispute resolution under Section 13.3.

2.5 Research Term Extension. The Parties may extend the Research Term by additional [ * ] periods upon their mutual written agreement executed at least [ * ] days prior to the expiration of the then-current Research Term. At the last JRC meeting prior to the expiration of the Research Term, the JRC shall make a determination whether [ * ]. The Parties may agree in writing to attempt to complete such [ * ]; neither Party is, however, required to so [ * ]. If the Parties do agree to [ * ], then [ * ] shall [ * ]. In the event of an extension, Exelixis shall continue such research during the extended Research Term, subject to the standards in Section 2.1 above and Section 2.7 below. Upon completion of the extended Research Term, Exelixis shall have no obligation to complete any further research under this Agreement.

2.6 Obligations of Parties. During the Research Term, Exelixis and Genentech shall provide the JRC and its authorized representatives with reasonable access during regular business hours to all Information the JRC may reasonably require in order to perform its obligations hereunder.

2.7 Conduct of Research. The Parties shall use Diligent Efforts to conduct their respective tasks under the Research Plan in good scientific manner, and in compliance in all material respects with the requirements of all applicable laws, rules and regulations and all applicable good laboratory practices to attempt to achieve their objectives as efficiently and expeditiously as reasonably practicable. Each Party shall use Diligent Efforts to complete its assigned activities under the Research Plan. Exelixis will not be required to incur any financial costs in excess of the Research Funding.

2.8 Expenses. Except as otherwise set forth in Section 7.2, each Party shall bear its own costs and expenses associated with performing the activities assigned to it in the Research Plan.

2.9 Right to Engage Third Parties for Collaboration Efforts. Either Party may use its Affiliates or subcontractors, contract manufacturers, services providers or other Third Parties to complete its research responsibilities under the Research Plan, as it deems necessary or advisable; provided, however, that such Party shall assure, and hereby guarantees, that any intellectual property developed by such Affiliate or Third Party shall be governed by the provisions of this Agreement (and subject to the licenses set forth in Article 5) as if such intellectual property had been developed by such Party, and provided further that no Third Party may undertake to provide a majority of the work required to be undertaken by a Party to this Agreement. Any agreement with such an Affiliate or Third Party relating to the conduct of work under the Research Plan shall provide for terms that are consistent with this Agreement. Notwithstanding any delegation of obligations under this Agreement by a Party to any of its Affiliates or to a Third Party, each Party shall remain primarily liable and responsible for the performance of all of its obligations under this Agreement and for causing its Affiliates and/or Third Parties to act in a manner consistent herewith.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.10 Records and Reports. During the Research Term, each Party shall use commercially reasonable efforts to keep the other Party informed of its research and development activities hereunder, and shall provide the other Party’s JRC representatives with regular summary updates at JRC meetings. (Those updates are the providing Party’s Confidential Information.) Each Party also shall maintain records of progress in research and development hereunder (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved by or on behalf of such Party therewith. If reasonably necessary for a Party to perform its work under the Research Plan or to exercise its rights under this Agreement, that Party may request that the other Party provide more detailed information and data regarding the updates it earlier provided, and the recording Party shall promptly provide the requesting Party with information and data as is reasonably available and reasonably related to the work under the Research Plan. Neither Party is required to generate additional data or prepare additional reports to comply with the foregoing obligation. All such reports, information and data provided by a Party shall be considered the providing Party’s Confidential Information.

2.11 Delivery of Information and Collaboration Inventions. At the completion of the Research Plan under this Agreement, at Genentech’s request from time to time during the Research Term and for [ * ], Exelixis shall deliver to Genentech any materials, documentation and other Information created or discovered pursuant to the Research Plan, including but not limited to any Collaboration Reagents, any Collaboration Assays and/or descriptions thereof, and any other Collaboration Inventions (in tangible form if existing and otherwise in the form of a full description). Except as set forth in this Section 2.11, as set forth in Article 8, or as required by the Research Plan, neither Party is required to deliver to the other Party any materials or other tangible items.

3. DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS

3.1 Genentech Development and Commercialization. As between the Parties, Genentech or its Affiliates or Sublicensees have sole authority to conduct all commercial research, clinical development, manufacturing and commercialization activities, including without limitation all regulatory activities, with respect to any Licensed Products in the Field (whether those Licensed Products are Profit Share Products or Royalty Products). All regulatory applications with respect to the Licensed Products will be owned by Genentech and/or its Affiliates or Sublicensee(s), as applicable. Upon Genentech’s or its Sublicensees’ or Affiliates’ reasonable written request (and at the requesting entity’s expense), Exelixis shall [ * ]. Genentech shall have sole control and responsibility for, and shall bear all of its costs and expenses associated with, the development, manufacture (including formulation) and commercialization of all Licensed Products as applicable, except to the extent that Genentech receives reimbursement from Exelixis for any Profit Share Product.

3.2 Genentech Diligence. Genentech shall use Diligent Efforts to develop and commercialize one or more Licensed Products during the term of this Agreement. [ * ]. Exelixis may [ * ]. Exelixis may [ * ]. If Genentech has not [ * ] within [ * ], then Genentech shall [ * ]. [ * ] fully satisfies [ * ]. If Genentech [ * ] Genentech has [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.3 Engaging Third Parties for Development, Manufacture and/or Commercialization. It is understood that when Genentech engages its Affiliates or any Third Parties with respect to the development, manufacture and commercialization of any Licensed Products, that engagement may require a license or sublicense of rights obtained from Exelixis under this Agreement. In addition to Genentech’s rights to sublicense under Article 5, Genentech may disclose Confidential Information of Exelixis solely as necessary to fulfill the business purposes of the engagement, and then only pursuant to terms and conditions that are substantially as protective of that Confidential Information as are the terms and conditions of this Agreement. Notwithstanding any delegation of obligations under this Agreement by Genentech to its Affiliates or a Third Party, Genentech shall remain primarily liable and responsible for the performance of all of its obligations under this Agreement and for causing such Affiliates or Third Parties to act in a manner consistent herewith.

3.4 Development, Manufacturing and Commercialization Records. Genentech shall maintain complete and accurate records of all development, manufacturing and commercialization conducted by it or on its behalf related to each Licensed Product. Genentech shall maintain such records until the later of: (a) [ * ] after such records are created, or (b) [ * ] after the First Commercial Sale of the Licensed Product to which such records pertain. Such records shall be at a level of detail appropriate for patent and regulatory purposes.

3.5 [ * ].

4. DESIGNATION OF PROFIT SHARE FIELD AND PROFIT SHARE PRODUCTS

4.1 Election of Profit Share Field. Within [ * ] after the end of the Research Term, Exelixis shall notify Genentech in writing whether it desires to elect a Profit Share Field and, if so, whether the Profit Share Field is Inflammatory Disease or TGR. Exelixis may not elect a Profit Share Field after the expiration of the foregoing time period, and once elected, the Profit Share Field may not be modified. If Exelixis does not elect a Profit Share Field, then it may not elect any Profit Share Products, and all Licensed Products will be designated Royalty Products for the remainder of the term of the Agreement.

4.2 Designation by Exelixis of Licensed Products as Profit Share Products.

(a) Generally. All Licensed Products are Royalty Products unless designated as Profit Share Products in accordance with this Section 4.2. Designation is on a Licensed Product-by-Licensed Product basis, and worldwide for any Licensed Product so designated. No Licensed Product simultaneously will be a Royalty Product and a Profit Share Product.

(b) Genentech Notices to Exelixis. If Genentech intends to develop a Licensed Product Covered by [ * ], for an indication in the Profit Share Field (where for purposes of this Agreement Genentech’s intention to develop is conclusively determined by [ * ]), then Genentech shall provide written notice to Exelixis within [ * ] days after the date of [ * ]. That notice must include all of the following: (i) the identity of the Licensed Product; (ii) the relevant Collaboration Target to which that Licensed Product [ * ]; (iii) whether that Licensed Product is [ * ]; and (iv) the indication(s) for which the Licensed Product is then being developed. After Exelixis’ receipt of the notice, Exelixis may request additional information,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and Genentech shall make available to Exelixis, in a reasonable manner and at a convenient location: (w) [ * ]; (x) [ * ]; (y) [ * ]; and (z) [ * ]. In addition to the foregoing information, during the [ * ] days after Exelixis receives that notice, Genentech shall respond promptly to Exelixis’ reasonable inquiries regarding that Licensed Product.

(c) Designation by Exelixis. Exelixis may designate a Licensed Product that was the subject of a notice in Section 4.2(b) as a Profit Share Product by providing written notice of that designation to Genentech. If Exelixis declines to designate a Licensed Product as a Profit Share Product within [ * ] days after receipt of Genentech’s notice, then that Licensed Product, [ * ] are not subject to further election or designation as Profit Share Products, and will be Royalty Products for the remainder of the term of this Agreement.

(d) Notification Limits. Genentech has no obligation to provide notice to Exelixis or permit Exelixis to make a designation for a Licensed Product that was [ * ] and that was subsequently [ * ]. In addition, Genentech’s obligation to provide notice under Section 4.2(b) and Exelixis’ right to designate a Licensed Product as a Profit Share Product under Section 4.2(c) extends [ * ].

(e) Future Profit Share Products. Where a Licensed Product has been designated as a Profit Share Product, all future Licensed Products that have the same Collaboration Target Activity also are Profit Share Products.

4.3 Terms for Profit Share Products. The financial terms for Profit Share Products, including the relevant Cost Sharing Ratio and Operating Profits (Losses), are set forth in Section 7.11 and in the Financial Appendix.

4.4 Exelixis One-Time Right to Designate Profit Share Product as Royalty Product. At any time prior to [ * ], Exelixis may (re-)designate that Profit Share Product as a Royalty Product, by providing written notice to Genentech of that designation. That designation will become effective within the longer of [ * ]. The foregoing right is one-time only for any Licensed Product; in other words, once (re-)designated under this Section 4.4, the Licensed Product [ * ] remains a Royalty Product for the remainder of the term of this Agreement. Exelixis and Genentech shall continue to share Operating Profits (Losses) in accordance with the Cost Sharing Ratio and the Financial Appendix until the date on which the new designation is effective (as described above in this Section 4.4); thereafter, the Licensed Product is a Royalty Product [ * ] subject to Genentech’s milestone obligations in Section 7.3 (only with respect to milestones not already achieved at the time of designation as a Royalty Product under this Section 4.4) and subject to Genentech’s royalty obligations in Section 7.4.

5. LICENSES

5.1 Licenses to Genentech. Subject to the terms of this Agreement:

(a) Exelixis Research IP. Exelixis agrees to grant and hereby grants (on behalf of itself and its Affiliates) Genentech a worldwide, co-exclusive license (with the right to grant and authorize sublicenses) (i) under the Exelixis Research IP to perform its obligations and carry out any tasks or activities pursuant to the Research Plan, and (ii) under the Exelixis Know-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

How to research, develop, make (and have made), use, sell, offer for sale, and import Licensed Products in the Field, in each case including the right to practice any methods or processes. With respect to any given Licensed Product, Genentech’s license in this Section 5.1(a) shall be royalty-bearing if, and to the extent, set forth in Section 7.4 and revenue-bearing if, and to the extent, set forth in Section 7.11.

(b) Yale Licensed IP. Exelixis agrees to grant and hereby grants (on behalf of itself and its Affiliates) Genentech a worldwide, exclusive (subject to the license back from Genentech to Exelixis in Section 5.2(c) (Screening License)) license (with the right to grant and authorize sublicenses) under the Yale Licensed IP, (i) to perform its obligations and carry out any tasks or activities pursuant to the Research Plan, and (ii) to research, develop, make (and have made), use, sell, offer for sale, and import Licensed Products in the Field, in each case including the right to practice any methods or processes. With respect to any given Licensed Product, Genentech’s license in this Section 5.1(b) shall be royalty-bearing if, and to the extent, set forth in Section 7.4 and revenue-bearing if, and to the extent, set forth in Section 7.11.

(c) Collaboration IP. Exelixis agrees to grant and hereby grants (on behalf of itself and its Affiliates) Genentech a worldwide, exclusive (subject to the licenses back from Genentech to Exelixis under Section 5.2(a) and Section 5.2(b)) license (with the right to grant and authorize sublicenses) under Exelixis’ interest in and to any Collaboration IP (whether Joint Collaboration IP or Exelixis’ Sole Collaboration IP), (i) to perform its obligations and carry out tasks and activities pursuant to the Research Plan, and (ii) to research, develop, make (and have made), use, sell, offer for sale, and import Licensed Products in the Field, in each case including the right to practice any methods or processes. With respect to a given Licensed Product, Genentech’s license in this Section 5.1(c) shall be royalty-bearing if, and to the extent, set forth in Section 7.4 and revenue-bearing if, and to the extent, set forth in Section 7.11.

(d) Screening License. Exelixis agrees to grant and hereby grants (on behalf of itself and its Affiliates) Genentech a worldwide, non-exclusive, royalty-bearing license, under the Yale Patents, to screen Small Molecule Compounds against targets that are not Collaboration Targets but are within the Notch signaling pathway. The foregoing license does not include the right to grant or authorize sublicenses; however, Genentech may have any of the foregoing performed on its behalf, where the benefit of that performance accrues primarily or exclusively to Genentech.

(e) Collaboration Reagents and Collaboration Assays. Exelixis agrees to grant and hereby grants (on behalf of itself and its Affiliates) Genentech a worldwide, royalty-free license to make and use Collaboration Reagents and Collaboration Assays for any purpose, which license is (i) exclusive (subject to the licenses back from Genentech to Exelixis under Section 5.2(a) and Section 5.2(b)) under the Yale Licensed IP and Collaboration IP, and (ii) non-exclusive under the Exelixis Know-How. The foregoing license includes the right to grant and authorize sublicenses, but only (x) where the Sublicensee either is an Affiliate of Genentech or is also a Sublicensee with respect to Licensed Products or (y) in connection with a Diagnostic.

(f) Collaboration Inventions. Exelixis agrees to grant and hereby grants (on behalf of itself and its Affiliates) Genentech a worldwide, royalty-free license (including the right to grant and authorize sublicenses) to Collaboration Inventions (other than Collaboration

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Reagents, Collaboration Assays, or Licensed Products), including making (and having made), using and selling any such Collaboration Inventions, which license is (i) exclusive under the Yale Licensed IP and Collaboration IP, and (ii) non-exclusive under the Exelixis Know-How.

(g) Follow-On Exelixis IP. Exelixis agrees to grant and hereby grants (on behalf of itself and its Affiliates) Genentech a worldwide, non-exclusive, royalty-free, fully paid up license (with the right to grant and authorize sublicenses) under the Follow-On Exelixis IP, to research, develop, make (and have made), use, sell, offer for sale, and import Licensed Products in the Field, in each case including the right to practice any methods or processes.

(h) Sublicensing. For those licenses granted under this Section 5.1 that grant Genentech the right to grant and authorize sublicenses, sublicenses must not be inconsistent with, or cause Genentech to be in breach of, with the terms and conditions of this Agreement. Genentech shall also provide to Exelixis the name of each Sublicensee and a copy of the sublicense agreement (which may be redacted to remove highly confidential information), except where the Sublicensee is an Affiliate of Genentech. Genentech shall remain responsible for each permitted Sublicensee’s compliance with the material and applicable terms and conditions of this Agreement. Except when the sublicense is to an Affiliate of Genentech, Genentech’s rights to sublicense do not include rights to [ * ]; in other words, sublicenses shall not include any right [ * ] except in connection with a Diagnostic.

5.2 Licenses to Exelixis. Subject to the terms of this Agreement:

(a) Research License. Genentech agrees to grant and hereby grants (on behalf of itself and its Affiliates) Exelixis a worldwide, non-exclusive license (with the right to grant and authorize sublicenses) under the Genentech Licensed IP, under Genentech’s Sole Collaboration IP, and under other Collaboration IP and the Yale Licensed IP to the extent exclusively licensed to Genentech under Section 5.1 above, during the Research Term, to perform its obligations and carry out any tasks or activities pursuant to the Research Plan, including the right to practice any methods or processes.

(b) Collaboration Reagents and Collaboration Assays. [ * ].

(c) Screening License. Genentech agrees to grant and hereby grants (on behalf of itself and its Affiliates) Exelixis a worldwide, non-exclusive, royalty-bearing license, under the Yale Patents to the extent exclusively licensed to Genentech under Section 5.1 above, to screen Small Molecule Compounds against the Collaboration Targets. The foregoing license does not include the right to grant or authorize sublicenses, or to have any screening activities performed on its behalf.

5.3 Information and Know-How. The Parties understand and agree that neither Party is required to provide the other with any Information other than Information either expressly required to be provided, Information to which access is expressly provided or required, or Information created pursuant to the Research Plan. Without limiting the foregoing, neither Party is required to provide to the other any Information regarding [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.4 No Additional Licenses. Except as expressly provided in Sections 5.1 and 5.2, nothing shall grant either Party any right, title or interest in and to the intellectual property rights of the other Party (either expressly or by implication or estoppel).

6. GENENTECH AND EXELIXIS NEGOTIATION RIGHTS

6.1 Exelixis [ * ]. Notwithstanding the limitations on Exelixis’ license under Section 5.2(b), Exelixis may [ * ], but only (a) [ * ], or (b) [ * ]. Whether or not Exelixis has an obligation or Genentech has a right under Section 6.2 below, [ * ] is subject to the conditions in Section 6.3 below.

6.2 Genentech Right to Negotiate.

(a) Notice by Exelixis. If Exelixis intends to work with a Third Party to develop or commercialize an Exelixis Reagent Product, then unless Exelixis already has [ * ], Exelixis first shall offer such opportunity to Genentech by providing written notice to Genentech. That notice must include all of the following: (i) the identity of the Exelixis Reagent Product; (ii) [ * ]; and (iii) the indication(s) for which the Exelixis Reagent Product is being developed. After Genentech’s receipt of the notice, Genentech may request additional information, and Exelixis shall make available to Genentech, in a reasonable manner and at a convenient location: (x) [ * ] then a copy of all such items; (y) [ * ]; and (z) [ * ]. In addition to the foregoing information, during the [ * ] days after Genentech receives that notice, Exelixis shall respond promptly to Genentech’s reasonable inquiries regarding that Exelixis Reagent Product.

(b) Designation by Genentech. At any time during the [ * ] days after Exelixis provides notice to Genentech under Section 6.2(a) above, Genentech may inform Exelixis, in writing, that it wishes to negotiate the terms on which Exelixis and Genentech would work together to develop and commercialize any Exelixis Reagent Product. If Genentech declines in writing to negotiate such terms, then Exelixis is free to work with a Third Party to further develop and to commercialize that Exelixis Reagent Product, but subject to the terms of Section 6.3. If Genentech does not decline in writing to negotiate such terms, then the Parties shall negotiate in good faith exclusively for [ * ] days the terms on which Exelixis and Genentech would work together to develop and commercialize that Exelixis Reagent Product. If the Parties are unable to agree on terms prior to the end of the [ * ]-day negotiation period, then Exelixis is free to work with a Third Party to develop and commercialize that Exelixis Reagent Product, but subject to the terms of Section 6.3. In addition, Exelixis’ obligation to provide notice under Section 6.2(a) and Genentech’s right to negotiate the terms on which Exelixis and Genentech would work together to develop and commercialize any Exelixis Reagent Product under this Section 6.2(b) extends [ * ].

6.3 Terms for Third Party Partner for Exelixis Reagent Products. Exelixis may work with a Third Party with respect to any particular Exelixis Reagent Product no longer subject to either the notice requirements of Section 6.2(a) or Genentech’s rights under Section 6.2(b), and further may disclose to that Third Party Confidential Information of Genentech related to Collaboration Assays and Collaboration Reagents, solely as necessary to further develop and to commercialize that Exelixis Reagent Product, subject to the following three (3) conditions: (a) Exelixis’ agreement with that Third Party must include [ * ]; (b) Exelixis shall [ * ]; and (c) [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.4 Exelixis Right to Negotiate.

(a) Notice by Genentech. If Genentech intends to sublicense to a Third Party Genentech’s rights to develop or commercialize a Profit Share Product in the United States, then Genentech first shall offer such opportunity to Exelixis by providing written notice to Exelixis. That notice must include all of the following: (i) the identity of the Profit Share Product; (ii) [ * ]; and (iii) if Genentech is developing that Profit Share Product for [ * ], then the [ * ]. After Exelixis’ receipt of the notice, Exelixis may request additional information, and Genentech shall make available to Exelixis, in a reasonable manner and at a convenient location, the following information to the extent it relates to the United States: (x) [ * ]; (y) [ * ]; and (z) [ * ]. In addition to the foregoing information, during the [ * ] days after Exelixis receives that notice, Genentech shall respond promptly to Exelixis’ reasonable inquiries regarding that Profit Share Product.

(b) Designation by Exelixis. At any time during the [ * ] days after Genentech provides notice to Exelixis under Section 6.4(a) above, Exelixis may inform Genentech, in writing, that it wishes to negotiate the terms on which Genentech would sublicense to Exelixis Genentech’s rights to develop or commercialize that Profit Share Product in the United States. If Exelixis declines in writing to negotiate such terms, then Genentech is free to offer a Third Party the opportunity to negotiate the terms of a sublicense to Genentech’s rights to develop or commercialize that Profit Share Product in the United States. If Exelixis does not decline in writing to negotiate such terms, then the Parties shall negotiate in good faith exclusively for [ * ] days the terms on which Exelixis would sublicense Genentech’s rights to develop or commercialize that Profit Share Product in the United States. If the Parties are unable to agree on terms prior to the end of the [ * ]-day negotiation period, then Genentech is free to offer a Third Party the opportunity to negotiate the terms of a sublicense to Genentech’s rights to develop or commercialize that Profit Share Product in the United States. In addition, Genentech’s obligation to provide notice under Section 6.4(a) and Exelixis’ right to negotiate the terms on which Exelixis would acquire a sublicense to Genentech’s rights to develop or commercialize a Profit Share Product under this Section 6.4(b) extends [ * ].

7. COMPENSATION

7.1 Upfront Fee. Genentech shall pay Exelixis a one-time fee of [ * ] within thirty (30) days after the Effective Date. Such fee shall be noncreditable and nonrefundable.

7.2 Research Support for the Research Plan. Genentech shall provide Exelixis with a guaranteed [ * ] in Research Funding for each twelve (12) month period during the Research Term. Genentech has no obligation to provide any Research Funding in excess of the foregoing. The foregoing Research Funding is to be used for (a) FTEs to the extent working on the Research Plan and for (b) the costs of work performed by Third Parties under the Research Plan on behalf of Exelixis, all as determined by the JRC pursuant to Section 2.2. The rate for Exelixis FTEs assigned to the Research Plan is a fully-burdened annual rate of [ * ] in the first year, to increase in subsequent years of the Research Term by no more than the [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Genentech shall pay to Exelixis the Research Funding in equal quarterly payments, [ * ]. Within [ * ] days after the Effective Date, Genentech will make the first such quarterly payment (which, if prorated to coincide with a calendar quarter, will cause the final quarterly payment also to be prorated). [ * ]. All Research Funding paid by Genentech to Exelixis pursuant to this Section 7.2 shall be noncreditable and nonrefundable.

7.3 Milestone Payments for Royalty Products. Genentech shall pay Exelixis the milestone payments set forth in the table below within [ * ] days of each occurrence (by Genentech, or by its Affiliates or Sublicensees) of the milestone events described in subsection (a) – (g) of the table below for each Licensed Product that, at the time the milestone occurs, [ * ]. Such milestone payments are payable [ * ]. Milestones are not payable for Licensed Products that are [ * ]. All milestone payments shall be nonrefundable and noncreditable.

Milestone Events	Amounts
(a) [ * ]	[ * ]
(b) [ * ]	[ * ]
(c) [ * ]	[ * ]
(d) [ * ]	[ * ]
(e) [ * ]	[ * ]
(f) [ * ]	[ * ]
(g) [ * ]	[ * ]

*	A European Major Market Country is the [ * ].

7.4 Royalties for Royalty Products. The following royalties are payable on Royalty Products. In no event are such royalties payable for [ * ], and in no event shall a Licensed Product be [ * ]

(a) Class I Claims. Subject to Section 7.8, on a Royalty Product-by-Royalty Product and a country-by-country basis, Genentech shall pay Exelixis royalties equal to [ * ] of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Net Sales that occur during the Royalty Term for each sale of a Royalty Product Covered by any Class I Claim in the country of sale.

(b) Class II Claims. Subject to Section 7.8, on a Royalty Product-by-Royalty Product and a country-by-country basis, Genentech shall pay Exelixis royalties equal to [ * ] of the Net Sales that occur during the Royalty Term for each sale of a Royalty Product Covered by any Class II Claim in the country of sale.

(c) [ * ]. Subject to Section 7.8, on a Royalty Product-by-Royalty Product and country-by-country basis, Genentech shall pay Exelixis royalties equal to [ * ] of the Net Sales that occur during the Royalty Term for each Royalty Product Covered by [ * ].

(d) Generally. [ * ].

7.5 Royalties Paid by Genentech for Genentech Screening Products. On a Genentech Screening Product-by-Genentech Screening Product and country-by-country basis, Genentech shall pay Exelixis royalties equal to [ * ] of the Net Sales of such Genentech Screening Product in that country during the Royalty Term.

7.6 Royalties Paid by Exelixis for Exelixis Screening Products. On an Exelixis Screening Product-by-Exelixis Screening Product and country-by-country basis, Exelixis shall pay Genentech royalties equal to [ * ] of the Net Sales of such Exelixis Screening Product in that country during the Royalty Term.

7.7 Royalties Paid by Exelixis for Exelixis Reagent Products. On an Exelixis Reagent Product-by-Exelixis Reagent Product and country-by-country basis, Exelixis shall pay Genentech royalties equal to [ * ] of the Net Sales of such Exelixis Reagent Product in that country during the Royalty Term.

7.8 Third Party Patent Payments.

(a) Genentech Reduction for Third Party Patents. During [ * ] if [ * ] determines that [ * ] requires a license to a Third Party’s Patents that Cover [ * ], then Genentech may deduct up to [ * ] of the amount of any royalties or other fees paid to such Third Party from the amounts otherwise due to Exelixis under Section 7.4 of this Agreement, to the extent such fees are paid by Genentech for a license of the foregoing scope; provided, however, in no event shall such deduction reduce the royalty rate otherwise payable to Exelixis below the greater of: (i) [ * ]; or (ii) [ * ].

(b) Genentech Reduction for [ * ] Additional Patents. During [ * ], if [ * ] determine that a license under any Patents [ * ] (“[ * ] Additional Patents”), then, to the extent Genentech pays royalties or other fees [ * ] for a license of the foregoing scope under the [ * ] Additional Patents, Genentech may deduct up to [ * ] of the amount of such royalties or other fees paid [ * ] from the amounts otherwise due to Exelixis under Section 7.4; provided, however, in no event shall such deduction reduce the royalty rate otherwise payable to Exelixis below the greater of: (i) [ * ]; or (ii) [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.9 Sublicenses. If a Commercializing Party is authorized to grant and does grant licenses or sublicenses to its Sublicensees, then the Commercializing Party or its Affiliates shall pay to the non-Commercializing Party, with respect to sales of royalty-bearing products, royalties as if such sales of the Sublicensee were Net Sales of the Commercializing Party or its Affiliates; provided that the Commercializing Party shall use Diligent Efforts to ensure that the definition of “Net Sales” set forth in the agreement between the Commercializing Party and that Sublicensee is consistent with Net Sales as defined in this Agreement, and in any event “Net Sales” will be the amount reported to the Commercializing Party by its Sublicensee.

7.10 Royalty Reports. Within [ * ] days after the end of the calendar quarter in which the First Commercial Sale of a royalty-bearing product in any country occurs, and within [ * ] days after the end of each calendar quarter thereafter, the Commercializing Party shall send to the other Party: (i) a payment of all royalties owed for such quarter; and (ii) a report of Net Sales of any products for which a royalty is payable, in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including the number of such products sold, Net Sales, the royalties payable (in dollars), the method used to calculate the royalty, and the exchange rates used. The Commercializing Party shall keep for [ * ] years from the date of each payment of royalties complete and accurate records of sales of each product for which a royalty is payable, in sufficient detail to allow the royalties accruing to be determined accurately. The Commercializing Party shall maintain all records as reasonably required for GAAP. All royalty payments shall be nonrefundable and noncreditable (except to the extent provided in Section 7.14).

7.11 Profit and Loss Sharing for Profit Share Products.

(a) Generally. For all Licensed Products that are Profit Share Products, in lieu of milestone and royalty payments under the terms of Sections 7.3 - 7.8 above, Genentech and Exelixis will share Operating Profits (Losses) in accordance with the Cost Sharing Ratio, and as further detailed in the Financial Appendix. Reporting obligations for Profit Share Products also are set forth in the Financial Appendix; however, Section 7.13 and Section 7.14 of this Agreement apply equally to Profit Share Products and Royalty Products (and, if applicable, Genentech Screening Products).

(b) Financial Appendix. Terms describing calculations and reporting of Operating Profits (Losses) are set forth in the Financial Appendix. The Financial Appendix is applicable to revenues and expenses by a Party in the United States. For revenues and expenses by a Sublicensee, the definitions may need to be modified to comply with changes to GAAP or to comply with ex-U.S. financial accounting standards. Any such modification, however, will be consistent with the agreed Cost Sharing Ratio and with the material concepts in the existing Financial Appendix.

(c) Payment on Initial Designation. Where initial designation of a Profit Share Product requires reimbursement of Development Costs, Genentech will provide a written request with appropriate supporting documents, and Exelixis shall pay amounts owed within [ * ] days after receipt of that request.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.12 Invoices for Research Funding. For the Research Funding to be paid by Genentech, Exelixis shall provide an invoice to Genentech, no more than [ * ] days in advance of the date such amount is due. Genentech shall pay the amount of the invoice within [ * ] days after receipt. For clarity, invoices are not required for royalties or for milestone payments.

7.13 Additional Financial Terms Applicable to a Commercializing Party.

(a) Currency. All references to “dollars” or “$” means the legal currency of the United States. All amounts due by one Party to the other under this Agreement shall be paid in U.S. dollars by wire transfer in immediately available funds, or by check if requested by the payee, and shall be made where directed by that payee. With respect to amounts invoiced in a currency other than dollars, all such amounts shall be expressed both in the currency in which the amount was invoiced and in the dollar equivalent. The dollar equivalent shall be calculated using, where Genentech is the payor, [ * ] using the exchange rate in effect on the last day of business for a given calendar quarter in which the Net Sales are made or the Operating Profits (Losses) incurred, as published by Reuters. The dollar equivalent shall be calculated using, where Exelixis is the payor, [ * ] using the exchange rate in effect on the last day of business for a given calendar quarter in which the Net Sales are made, as published by Reuters.

(b) Withholding of Taxes. The Commercializing Party (or Genentech in the case of Research Funding) may withhold from payments due to the other Party amounts for payment of any withholding tax that is required by law to be paid to any taxing authority with respect to such payments. The Party that has withheld that tax shall provide to the other Party all relevant documents and correspondence, and shall also provide to the Party from whose payment that tax was withheld any other cooperation or assistance on a reasonable basis as may be necessary to enable that Party subject to withholding to claim exemption from such withholding taxes and to receive a full refund of such withholding tax or claim a foreign tax credit. The Party that has withheld the tax shall give proper evidence from time to time as to the payment of such tax. The Parties agree to cooperate with each other, in the event a Party seeks deductions under any double taxation or other similar treaty or agreement from time to time in force.

(c) Late Payments. Any amounts [ * ] shall be subject to interest from the foregoing date through and including the date upon which payment is received, calculated at the Interest Rate.

(d) Blocked Currency. If, at any time, legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where the relevant product is sold, payment shall be made through such lawful means or methods as the Party paying may determine. When in any country, the law or regulations prohibit both the transmittal and deposit of royalties or other payments for Net Sales, or for a share of Operating Profits (Losses) in such country; amounts shall continue to be reported but payment will be suspended for as long as such prohibition is in effect. As soon as such prohibition ceases to be in effect, all amounts that would have been obligated to be transmitted or deposited, but for the prohibition, shall forthwith be deposited or transmitted promptly.

7.14 Records and Audit. The Commercializing Party shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

showing Net Sales and demonstrating the calculation of royalties or, for Profit Share Products, for the purpose of showing Operating Profits (Losses) and demonstrating the calculation of amounts under the Cost Sharing Ratio. Such books of account and the supporting data and other records shall be kept at the principal place of business of the Commercializing Party. The non-Commercializing Party shall have the right, for a period of [ * ] years after receiving any report or statement with respect to amounts due and payable, to appoint an internationally-recognized independent accounting firm reasonably acceptable to the Commercializing Party to inspect the relevant records of the Commercializing Party (as to its own accounts or to those of the Commercializing Party’s Affiliates) to verify such reports, statements, records or books of accounts, as applicable. Such accounting firm (and any individuals, if applicable) must execute a confidential disclosure agreement with the Commercializing Party (i.e., the Party being audited), or be subject to terms governing non-use and non-disclosure that the Commercializing Party has agreed in writing are acceptable. The Commercializing Party or its Affiliates shall make its records available for inspection by the auditor during regular business hours at such place or places where such records are customarily kept, upon receipt at least [ * ] days written advance notice from the non-Commercializing Party, solely to verify the accuracy of the Commercializing Party’s reports provided under this Agreement. Such inspection right shall not be exercised more than [ * ] nor more frequently than [ * ]. The independent accountant will be instructed to provide an audit report containing the conclusions of such independent accountant regarding the audit, and specifying whether the amounts paid were correct, and, if incorrect, the amount of any underpayment or overpayment. The independent accountant further will be instructed to provide that audit report first to the Commercializing Party (i.e., the Party being audited), and will be further instructed to [ * ]. Such audit report shall be deemed to be Confidential Information of the Party subject to the audit. If such report shows any underpayment, then, within [ * ] days after the audited Party’s receipt of such report, the audited Party shall remit to the other Party the amount of the undisputed underpayment plus any applicable interest pursuant to Section 7.13(c). If the audit report shows an overpayment, then the audited Party may [ * ]. Audit reports are [ * ]. If the total amount of any underpayment [ * ] exceeds [ * ] of the amount previously paid by the audited Party to the other Party for the period subject to audit, then the audited Party shall pay the reasonable costs for the audit.

8. INTELLECTUAL PROPERTY

8.1 Costs for Yale Licensed IP. During [ * ], [ * ] shall be responsible for paying any costs associated with the Yale Licensed IP, including, without limitation, costs due under the Yale Agreement, which costs include but are not limited to royalties, milestone payments, sublicensing fees, and patent costs (as applicable).

8.2 Ownership. Inventorship of any Collaboration Invention (and the associated Collaboration IP) will be determined in accordance with rules of inventorship under U.S. patent laws, and any other federal laws consistent with U.S. patent laws. Except as otherwise described herein, and subject to the licenses granted under this Agreement, each Party shall own the entire right, title and interest in and to any and all Collaboration Inventions (and the associated Collaboration IP) for which the inventors are solely its employees or agents. Subject to the licenses granted under this Agreement, Genentech and Exelixis shall each own an undivided one-half (1/2) interest, without duty of accounting, in and to any and all Collaboration Inventions and associated Collaboration IP for which employees or agents of both Parties are inventors.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The Parties shall co-operate with each other to prepare and execute all affidavits, assignments or documents required to effect the ownership rights described in this Section 8.2.

8.3 Disclosure. During the period beginning on the start of the Research Term and ending [ * ], Exelixis shall inform Genentech (through the JRC if existing, otherwise in accordance with the notice provisions of the Agreement) within [ * ] days after the end of each quarter describing any Collaboration Invention of which it became aware during the prior quarter that it believes may be patentable.

8.4 Patent Prosecution and Maintenance.

(a) Genentech Licensed Patents and Genentech’s Sole Collaboration Patents. Genentech shall control the preparation, filing, prosecution, extension and maintenance of any Genentech Licensed Patents and Genentech’s Sole Collaboration Patents, at [ * ].

(b) Exelixis Research Patents. Exelixis shall control the preparation, filing, prosecution, extension and maintenance of any Exelixis Research Patents, at [ * ].

(c) Yale Patents. Using [ * ], Exelixis shall control the preparation, filing, prosecution, extension and maintenance of all Yale Patents, at [ * ]. Exelixis shall: (i) keep Genentech promptly informed as to the filing, prosecution, maintenance and extension of those Yale Patents, such that Genentech has reasonable time to review and comment upon any documents intended for submission to any patent office; (ii) furnish to Genentech (subject to reimbursement by Genentech of Exelixis’ out of pocket costs for copying) copies of documents relevant to any such filing, prosecution, maintenance and extension, including copies of any Patent Office, foreign associate, and outside counsel correspondence, where appropriate; and (iii) consider incorporating reasonable comments of Genentech on documents filed with any patent office which would affect Genentech’s rights hereunder. With respect to only those Yale Patents that [ * ] (“Relevant Yale Patents”), if Exelixis elects not to file, prosecute, maintain or extend any Relevant Yale Patent in any country, not to pay any fee related thereto, or not to incorporate Genentech’s reasonable comments, for such a Relevant Yale Patent, then Exelixis shall promptly notify Genentech in writing of such election (but in no case later than [ * ] days prior to any required action relating to the filing, prosecution, maintenance or extension of such Relevant Yale Patent). In that event, Genentech may elect in writing, subject to the terms of the Yale Agreement, to take over from Exelixis and thereafter control (as between Exelixis and Genentech), the filing, prosecution, maintenance or extension of any such Relevant Yale Patents, at [ * ]. If Genentech makes the foregoing election, then [ * ] Exelixis shall have no right to file, prosecute, maintain or extend those Relevant Yale Patents, and Exelixis shall not exercise any rights it may have with respect to the foregoing under the Yale Agreement, unless so directed by Genentech. Genentech shall keep Exelixis reasonably informed as to the filing, prosecution, maintenance and extension of any such Relevant Yale Patent, and as between Genentech and Exelixis, Genentech shall have the sole right to enforce, and Exelixis shall no longer have the right to enforce, such Relevant Yale Patent under Section 8.5.

(d) Joint Collaboration Patents and Exelixis’ Sole Collaboration Patents. Using [ * ], Genentech shall control the preparation, filing, prosecution, extension and maintenance of any Joint Collaboration Patents or Exelixis’ Sole Collaboration Patents. The

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

foregoing is at [ * ]; however, to the extent the expenses are related to a Profit Share Product, then [ * ] reserves the right to include such expense as a cost within Operating Profits (Losses) for that Profit Share Product. Genentech shall: (i) keep Exelixis promptly informed as to the filing, prosecution, maintenance and extension of such Joint Collaboration Patents or Exelixis’ Sole Collaboration Patents, such that Exelixis has reasonable time to review and comment upon any documents intended for submission to any patent office; (ii) furnish to Exelixis (subject to reimbursement by Exelixis of Genentech’s out of pocket costs) copies of documents relevant to any such filing, prosecution, maintenance and extension including copies of any Patent Office, foreign associate, and outside counsel correspondence, where appropriate; and (iii) reasonably consider incorporating comments of Exelixis on documents filed with any patent office which would affect Exelixis’ rights hereunder. If Genentech elects not to file, prosecute, maintain or extend any Joint Collaboration Patent or Exelixis’ Sole Collaboration Patent in any country, or pay any fee related thereto, then Genentech shall promptly notify Exelixis in writing of such election (but in no case later than [ * ] days prior to any required action relating to the filing, prosecution, maintenance or extension of such Patent). In that event, Exelixis may elect in writing to take over from Genentech, and thereafter control the filing, prosecution, maintenance or extension of any such Patent, at [ * ]. If Exelixis makes the foregoing election, then for those Patents subject to the election, Exelixis shall control the preparation, filing, prosecution, extension and maintenance of such Patents at its own expense. In that circumstance, Exelixis shall keep Genentech reasonably informed as to the filing, prosecution, maintenance and extension of each such Patent, and Genentech shall no longer have the right to enforce such Joint Collaboration Patent or such Exelixis’ Sole Collaboration Patent (as applicable) under Section 8.5.

8.5 Enforcement.

(a) Enforcement by Genentech of Genentech Licensed IP and Genentech’s Sole Collaboration Patents. As between Genentech and Exelixis, Genentech has the sole right to take actions to terminate infringement without litigation, to institute an action or proceeding for enforcement, and to settle or continue prosecution of that action or proceeding with respect to Genentech Licensed IP or Genentech’s Sole Collaboration Patents. Any amounts obtained by Genentech as damages or settlement of such action or proceeding [ * ].

(b) Enforcement by Exelixis of Exelixis Research IP. As between Genentech and Exelixis, Exelixis has the sole right to take actions to terminate infringement without litigation, to institute an action or proceeding for enforcement, and to settle or continue prosecution of that action or proceeding with respect to Exelixis Research IP. Any amounts obtained by Exelixis as damages or settlement of such action or proceeding [ * ].

(c) Notices and Consultation. Subject to the Parties executing a joint defense agreement or agreeing that no such agreement is required, the Parties shall consult in good faith as to potential strategy or strategies to manage infringement by Third Parties of the Yale Patents, Joint Collaboration Patents and Exelixis’ Sole Collaboration Patents.

(d) Enforcement by Genentech of Yale Licensed IP. If there is any infringement, suspected infringement or alleged infringement by a Third Party of the Yale Licensed IP [ * ] (“Yale Product Infringement”), then each Party may provide notification to

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the other and engage in consultations pursuant to Section 8.5(c). Subject to the terms of Section 8.5(c) and this Section 8.5(d), as between Exelixis and Genentech, Genentech has the sole right to institute, maintain, prosecute or settle an action or proceeding for enforcement of the Yale Licensed IP [ * ], to take actions to terminate infringement of the Yale Licensed IP without litigation, or to otherwise defend the Yale Licensed IP against infringement or interference by Third Parties (“Yale Infringement Action”). To the extent Exelixis has rights under the Yale Agreement to undertake any Yale Infringement Action, Exelixis hereby authorizes Genentech to exercise those rights, and shall not itself exercise such rights without advance written authorization from Genentech. Exelixis promptly shall provide to Genentech any communication Exelixis may receive from the entities identified as “Licensors” in the Yale Agreement if such communication regards a Yale Infringement Action. If Genentech undertakes any Yale Infringement Action, then, as between Genentech and Exelixis: (i) Genentech will bear the costs and expenses of that Yale Infringement Action; (ii) Genentech will solely control the conduct and strategy of that Yale Infringement Action; (iii) Exelixis will execute all papers and perform such other acts as may be reasonably required (including consent to be joined as a nominal Party plaintiff in a legal action or proceeding) for Genentech to undertake and maintain such Yale Infringement Action; and [ * ]. In addition to the foregoing, if the Yale Infringement Action undertaken includes a legal action or proceeding, then: (x) Genentech shall inform the entities identified as “Licensors” under the Yale Agreement or, at Genentech’s option and request, Exelixis shall provide to the Licensors information provided by Genentech for that purpose; and (y) Exelixis may, at its option and at its own expense, be represented in an such action or proceeding by counsel of its choice. Any damages or other recovery from a Yale Infringement Action undertaken by Genentech pursuant to this Section 8.5(d) [ * ]. Any remainder shall be allocated as follows: [ * ]; and (B) if the Yale Product Infringement is with respect to a Profit Share Product, such amount will be shared between the Parties according to the applicable Cost Sharing Ratio.

(e) Enforcement by Genentech of Joint Collaboration IP and Exelixis’ Sole Collaboration IP. If there is any infringement, suspected infringement or alleged infringement by a Third Party of the Joint Collaboration IP or Exelixis’ Sole Collaboration IP, then each Party may provide notification to the other and engage in consultations pursuant to Section 8.5(c). Subject to the terms of Section 8.5(c) and this Section 8.5(e), Genentech has the sole right to institute, maintain, prosecute or settle an action or proceeding for enforcement of the Joint Collaboration IP or Exelixis’ Sole Collaboration IP, to take actions to terminate infringement of such Joint Collaboration IP or Exelixis’ Sole Collaboration IP without litigation, or to otherwise defend such Joint Collaboration IP or Exelixis’ Sole Collaboration IP against infringement or interference by Third Parties (“Collaboration IP Infringement Action”). If Genentech undertakes any Collaboration IP Infringement Action, then: (i) Genentech will bear the costs and expenses of that Collaboration IP Infringement Action; (ii) Genentech will solely control the conduct and strategy of that Collaboration IP Infringement Action; (iii) Exelixis will execute all papers and perform such other acts as may be reasonably required (including consent to be joined as a nominal Party plaintiff in a legal action or proceeding) for Genentech to undertake and maintain such Collaboration IP Infringement Action; and (iv) Genentech shall reimburse Exelixis for its out-of-pocket expenses for providing assistance pursuant to (iii). In addition to the foregoing, if the Collaboration IP Infringement Action undertaken includes a legal action or proceeding, then: (x) Genentech shall so inform Exelixis; and (y) Exelixis may, at its option and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

at its own expense, be represented in such an action or proceeding by counsel of its choice. Any damages or other recovery from a Collaboration IP Infringement Action undertaken by Genentech pursuant to this Section 8.5(e) [ * ]. Any remainder shall be allocated as follows: (A) if the Collaboration IP Infringement Action is with respect to a Royalty Product, [ * ]; and (B) if the Collaboration IP Infringement Action is with respect to a Profit Share Product, such amount will be shared between the Parties according to the applicable Cost Sharing Ratio.

8.6 Trademarks. Genentech and its Affiliates will be responsible for, and shall have sole discretion in, selecting trademarks for the use on or in connection with the Licensed Products. Genentech and its Affiliates will be responsible for registration of such trademarks and will be the sole owner of such trademarks. For the avoidance of doubt, trademarks, including those created hereunder, are not included in the definition of Information.

8.7 Marking. Each Commercializing Party shall use reasonable efforts to ascertain whether, in any country, the failure to apply patent marking notices, whether for Exelixis Screening Products, Exelixis Reagent Products, Genentech Screening Products or Licensed Products, as applicable, would itself be a violation of law for that country. If such failure would be a violation of the applicable law, then the Commercializing Party shall, to the extent feasible and practical, apply patent marking notices as necessary to avoid such violation in the country where such product are made, sold or used.

8.8 Non-Assert. Exelixis shall not assert against Genentech, and shall not [ * ], any infringement claims or actions for [ * ], where such infringement claim or action is based on the Subject Claim, except to the extent Exelixis is obligated to do so by a Third Party obligation existing as of the Effective Date. For purposes of this Section 8.8, “Subject Claim” means [ * ].

9. CONFIDENTIALITY

9.1 Nondisclosure of Confidential Information. All Information disclosed by one Party to the other Party pursuant to this Agreement shall be “Confidential Information” for all purposes hereunder. The Parties agree that for a period of [ * ] years after the expiration or earlier termination of this Agreement, a Party receiving Confidential Information of the other Party will: (a) hold such Confidential Information in strict trust and confidence and not disclose such Confidential Information to any Third Party without prior written consent of the other Party, except for disclosures made in confidence to any Third Party under terms consistent with this Agreement and made in furtherance of this Agreement or of rights granted to a Party hereunder; and (b) not use such other Party’s Confidential Information for any purpose except those permitted by this Agreement, including, when Confidential Information constitutes intellectual property licensed to a Party under this Agreement, the use of such Confidential Information to the extent of that license.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.2 Exceptions. The obligations in Section 9.1 shall not apply with respect to any portion of the Confidential Information that the receiving Party can show by competent written proof:

(a) Is publicly disclosed by the disclosing Party, either before or after it is disclosed to the receiving Party hereunder;

(b) Was known to the receiving Party, without obligation to keep it confidential, prior to disclosure by the disclosing Party;

(c) Is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof and without obligation to keep it confidential;

(d) Is published by a Third Party or otherwise becomes publicly available or enters the public domain, without breach of this Agreement or any agreement between a Party and such Third Party, either before or after it is disclosed to the receiving Party; or

(e) Has been independently developed by employees or contractors of the receiving Party without use of Confidential Information.

9.3 Authorized Disclosure.

(a) Non-Financial Information; Information Other Than Agreement. Each Party may disclose the Confidential Information belonging to the other Party (other than the terms of this Agreement, which are subject to Section 9.4 and other than financial information, which is subject to Section 9.3(b)) to the extent such disclosure is reasonably necessary in the following instances:

(i) Filing or prosecuting Patents relating to Collaboration Inventions or Licensed Products;

(ii) Sales literature or regulatory filings by a Commercializing Party, as related to products for which licenses are granted under this Agreement;

(iii) Prosecuting or defending litigation;

(iv) As required for performance under this Agreement, to such Party’s Affiliates, employees, and consultants whose tasks are related to performance of this Agreement, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9; and

(v) As required for performance under this Agreement, upon receipt of permission from the disclosing Party, to potential collaborators and licensees (including potential co-marketing and co-promotion contractors), and research collaborators.

(b) Financial Information. Each Party may disclose the other Party’s Confidential Information that is financial information: (i) to such Party’s employees and consultants whose have a need to know such information for performance under this Agreement and exercise of rights, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9; and (ii) to potential lenders or potential investment bankers only as necessary, and only subject to written authorization by the Party whose information is being disclosed. The foregoing sentence of this Section 9.3(b) shall not apply to any financial information related to the terms of this Agreement, which information is subject to Section 9.4.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.4 Terms of this Agreement. The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties. Such terms may be disclosed by a Party to potential collaborators and licensees (including potential co-marketing and co-promotion contractors), research collaborators, employees, and consultants whose tasks are related to performance of this Agreement, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9; provided that the Party disclosing such information must obtain prior written consent of the Party whose information is being disclosed, which consent may be conditioned upon redacting certain terms prior to disclosure. Without obtaining prior written consent of the other Party, a Party may disclose the terms of this Agreement to its potential investment bankers and to lenders in connection with obtaining financing for its business, where each such potential investment banker or lender prior to disclosure must be bound by obligations of confidentiality that prohibit any further disclosure (except to lawyers acting on behalf of such investment bankers or lenders), and by obligations of non-use that permit use only for purposes of providing financing to the disclosing Party. In addition, filing a copy of this Agreement by either Party with the SEC is subject to the provisions of Section 9.6.

9.5 Termination of Prior Confidentiality Agreements. This Agreement supersedes the Mutual Confidentiality Agreement between Exelixis and Genentech effective December 6, 2004. All Information (as such term is defined in such Mutual Confidentiality Agreement) exchanged between the Parties under such earlier agreement shall be deemed Confidential Information of the Party that disclosed such Information and shall be subject to the terms of this Article 9.

9.6 Publicity. If a Party wishes to release any publication (except to the extent subject to Section 9.7), press release other public statement, or announcement about the Parties’ relationship under this Agreement, performance of this Agreement, or research conducted under this Agreement (“Release”), that Party shall first obtain the other Party’s written approval of the proposed Release. A Party need not obtain the other Party’s approval for a Release to the extent it discusses a Product for which it is the Commercializing Party and that Release does not include mention of the non-Commercializing Party or the relationships of the Parties under this Agreement. Where prior approval is required, approval will not be unreasonably withheld to the extent the Release includes information previously disclosed; such approval is not required, however, for a disclosure of previously approved text in any filing with the Securities and Exchange Commission or in an offering circular for an unregistered securities offering, but only where the underlying facts disclosed in that previously approved text are still true, and where the circumstances surrounding the disclosure have not changed. If one Party reasonably concludes that a Release must be made, or that all or any portion of this Agreement must be disclosed, pursuant to the requirements of the Securities and Exchange Commission or the national securities exchange or other stock market on which such Party’s securities are traded (“Exchange”), and the other Party would prefer that such Release not be made, that the information within the Release be modified or limited, or that disclosure of the Agreement be limited, then the Party seeking disclosure shall modify or limit such disclosure to address the concerns of the other Party (which limitation may include seeking confidential treatment of such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

disclosure); provided that the Party seeking disclosure may provide to the reviewing Party a written statement of why each particular modification or limit under dispute would be contrary to the requirements of applicable law. Where a Party’s approval is required for a proposed Release, each Party agrees that the other Party will have no less than [ * ] days to review and provide comment regarding any proposed Release, except (i) to the extent a shorter review time is agreed to by both Parties or (ii) to the extent an applicable law requires disclosure of an event in a period shorter than [ * ] days after the event. With respect to complying with the disclosure requirements of the SEC or other Exchange in connection with any required filing of this Agreement, the filing Party shall seek confidential treatment of portions of this Agreement from the SEC or other Exchange and shall provide the other Party with the opportunity, at least [ * ] days to review any such proposed filing. Each Party agrees that it will obtain its own legal advice with regard to its compliance with securities laws and regulations, and will not rely on any statements made by the other Party relating to such securities laws and regulations.

9.7 Publications. Neither Party shall publish or present the results of research carried out under this Agreement without the opportunity for prior review by the other Party pursuant to this Section 9.7. Each Party agrees to provide the other Party the opportunity to review any such proposed publication or presentation (including abstracts, manuscripts or verbal presentations) at least [ * ] days prior to its intended submission for publication or presentation and agrees, upon request, not to submit any such publication or presentation until the other Party is given a reasonable period of time to secure patent protection for any material in such publication or presentation which it believes to be patentable. Both Parties understand that a reasonable commercial strategy may require delay of publication or presentation of information or of filing of patent applications. The Parties agree to review and consider delay of publication or presentation and filing of patent applications under certain circumstances. Neither Party shall have the right to publish or present Confidential Information of the other Party that is subject to Section 9.1, unless it receives the prior written consent of the other Party.

10. TERM AND TERMINATION

10.1 Term. This Agreement shall become effective on the Effective Date and shall remain in effect (a) until terminated in accordance with Section 10.2 or Section 10.3, (b) until terminated by mutual written agreement, or (c) until the expiration of the last payment obligation with respect to all Licensed Products, Genentech Screening Products, Exelixis Screening Products, and Exelixis Reagent Products hereunder. Expiration or early termination of the Research Term shall not constitute termination or expiration of this Agreement.

10.2 Termination by Genentech for Convenience; Termination by Either Party for Material Breach.

(a) By Genentech for Convenience. After [ * ], Genentech may terminate this Agreement on a Licensed Product-by-Licensed Product, Collaboration Target-by-Collaboration Target, and country-by-country basis upon [ * ] days prior written notice to Exelixis.

(b) Dispute/Cure Period. If either Party believes that the other is in material breach of this Agreement, then the non-breaching Party may deliver notice of such breach to the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

other Party. For all breaches other than a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have [ * ] days to cure such breach from the receipt of the notice or to dispute subject to Section 10.2(c). For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have [ * ] days from the receipt of the notice to dispute or cure such breach.

(c) Termination for Breach. If the allegedly breaching Party has cured the breach within the period in Section 10.2(b), the other Party will have no right to terminate for that breach. If the allegedly breaching Party disputes the alleged breach within the period in Section 10.2(b), then the matter will be submitted to arbitration under Section 13.3. If the allegedly breaching Party fails to dispute or cure an alleged breach within the applicable period in Section 10.2(b), then the notifying Party may terminate this Agreement upon an additional [ * ] days advance written notice, except that the allegedly breaching Party may, within [ * ] days after the notice of termination, dispute that it has failed to cure or remedy such breach, in which case the matter will be submitted to arbitration under Section 13.3. The notifying Party [ * ]. To the extent a material breach applies only to a particular product, the non-breaching Party may only terminate the breaching Party’s rights only with respect to that particular product.

10.3 Termination for Bankruptcy. If at any time during the term of this Agreement, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, the other Party (the “Other Party”) shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon [ * ] days’ written notice to the Bankrupt Party. It is agreed and understood that if the Other Party does not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Other Party shall continue to make all payments required of it under this Agreement as if the Event of Bankruptcy had not occurred, the Bankrupt Party shall not have the right to terminate any license granted herein, and in the event that Exelixis is the Bankrupt Party, the operation of the JRC shall immediately cease. The term “Event of Bankruptcy” means: (a) filing in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Bankrupt Party or of its assets; (b) proposing a written agreement of composition or extension of a Bankrupt Party’s debts; (c) being served with an involuntary petition against the Bankrupt Party, filed in any insolvency proceeding, and such petition shall not be dismissed within [ * ] days after the filing thereof; (d) proposing or being a party to any dissolution or liquidation when insolvent; or (e) making an assignment for the benefit of creditors. Without limitation, the Bankrupt Party’s rights under this Agreement shall include those rights afforded by 11 U.S.C. § 365(n) of the United States Bankruptcy Code (the “USBC”) and any successor thereto. If the bankruptcy trustee of a Bankrupt Party as a debtor or debtor-in-possession rejects this Agreement under 11 U.S.C. § 365(o) of the USBC, the Other Party may elect to retain its rights licensed from the Bankrupt Party hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 U.S.C. § 365(n) of the USBC, and any other relevant laws.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.4 Effect of Termination.

(a) Accrued Obligations Survive. In any event, termination of this Agreement shall not, in and of itself, relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

(b) Effect on Licenses of Termination for Convenience. In the event of termination of this Agreement by Genentech with respect to a particular Licensed Product or Genentech Screening Product in a particular country pursuant to Section 10.2(a), all licenses granted to Genentech under Article 5 with respect to such Licensed Product in such country shall terminate as of the effective date of such termination.

(c) Effect on Licenses of Termination for Breach. In the event of termination of this Agreement by a Party pursuant to Section 10.2(c), all licenses granted to such breaching Party terminate as of the effective date of such termination, and the non-breaching Party retains its licenses, subject to its continued payment obligations under Article 7.

(d) Return of Confidential Information. Upon any termination of this entire Agreement, each Party shall promptly return (or destroy and provide written certification thereof) to the other Party all Confidential Information received from the other Party, including any copies thereof (except copies retained solely for legal archival purposes).

10.5 Termination of the Yale Agreement. If the Yale Agreement is terminated during the term of this Agreement, then the LICENSORS (as defined in the Yale Agreement) shall be automatically substituted for Exelixis as the licensor solely with respect to any licenses granted in this Agreement by Exelixis to Genentech under the Yale Agreement. In that event, Genentech may reduce amounts to be paid to Exelixis under this Agreement by any amounts paid to Yale pursuant to the Yale Agreement.

10.6 Survival. If this Agreement is terminated in part pursuant to Section 10.2(a) or Section 10.2(c), then all other portions of the Agreement remain in effect with respect to any Licensed Product, Collaboration Target or other product that was not the subject of such termination in part. If the Agreement is terminated in its entirety, then the following survive expiration or termination for any reason: (a) [ * ]; (b) [ * ]; and (c) [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11. REPRESENTATIONS AND WARRANTIES

11.1 Mutual Authority. Exelixis and Genentech each represents and warrants to the other as of the Effective Date that: (a) it has the authority and right to enter into and perform this Agreement; (b) this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights; and (c) its execution, delivery and performance of this Agreement will not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

11.2 Rights in Technology. During the term of this Agreement, each Party will [ * ]. Each Party agrees to provide promptly the other Party with notice of any [ * ]. As of the Effective Date, each Party is [ * ].

11.3 Right to Grant Licenses. Exelixis represents and warrants that, [ * ], it owns or possesses adequate licenses or other rights to use all Exelixis Research IP and Yale Licensed IP, and all rights to grant the licenses and perform the obligations contemplated herein. Without limiting the foregoing, Exelixis represents and warrants that, [ * ], it [ * ]. Genentech warrants and represents that [ * ], it owns or possesses adequate licenses to grant the licenses and perform the obligations herein.

11.4 No Other Relevant IP. Exelixis represents and warrants that, [ * ], Exelixis is not the owner or the licensee of any Patents or other intellectual property [ * ], other than the [ * ] listed on Exhibit H.

11.5 Third Party Rights. Each Party represents and warrants to the other Party that, to its knowledge as of the Effective Date, performing its obligations under this Agreement will not in itself constitute a violation of a contractual or fiduciary obligation owed to any Third Party (including without limitation misappropriation of trade secrets).

11.6 Third Party Agreements. Exelixis warrants, represents and covenants as follows:

(a) No Material Amendment. The act of entering into this Agreement and granting the licenses hereunder will not give rise to any material amendment of the Yale Agreement, or any right by Yale University or the Indiana University Foundation to amend the Yale Agreement.

(b) Yale Agreement. Exelixis has not amended the Yale Agreement (other than as disclosed to Genentech by Exelixis prior to the Effective Date), and [ * ], in a manner that would [ * ]. Exelixis has not waived or exercised any rights it may have with respect to the Yale Agreement [ * ] in a manner that would [ * ].

(c) No Breach. As of the Effective Date, Exelixis is not aware of any acts or omissions that would result in any material breach of the Yale Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) Relevant Third Party Collaborations. The list of agreements on Exhibit B is a complete list of the agreements between Exelixis and a Third Party that [ * ].

11.7 Notice of Infringement or Misappropriation. Each Party represents and warrants to the other Party that, as of the Effective Date, it has received no notice of infringement or misappropriation of any alleged rights asserted by any Third Party for any technology to be used in connection with the conduct of the Research Plan, or any use thereof.

12. INDEMNIFICATION

12.1 Mutual Indemnification. Subject to Sections 12.3 and 12.4, each Party hereby agrees to indemnify, defend and hold the other Party, its Affiliates, and its and their officers, directors, and employees (collectively, the “Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Indemnitees (collectively, “Damages”), all to the extent resulting from claims, suits, proceedings or causes of action brought by such Third Party (“Claims”) against such Indemnitee based on: (a) [ * ]; (b) [ * ]; or (c) [ * ].

12.2 Indemnification by Commercializing Party. Subject to Section 12.3, each Party, as a Commercializing Party, hereby agrees to indemnify, defend and hold harmless the non-Commercializing Party and its officers, directors and employees from and against any and all Damages resulting from Claims based on [ * ] and/or [ * ]; except in either (a) or (b) to the extent any such Claims result from: (i) [ * ]; (ii) [ * ]; (iii) [ * ]; or (iv) [ * ]. For any Claim in which Exelixis is the non-Commercializing Party, then the LICENSORS and their respective directors, trustees, fellows, agents and employees shall be included within the scope of Exelixis’ right to be indemnified, defended and held harmless under this Section 12.2.

12.3 Third Party Claims Related to Profit Share Products.

(a) Third Party Claims. Damages from Third Party claims relating to the manufacture, use, handling, storage, sale or other disposition of any Profit Share Product, including without limitation Damages from claims of infringement of Third Party Patent rights, shall be [ * ], except that (i) [ * ], (ii) [ * ]. If either Party receives notice of a Third Party claim with respect to any Profit Share Product, such Party shall inform the other Party in writing as soon as reasonably practicable. However, Genentech shall have sole control over the defense and settlement of any such Third Party claim.

(b) Indemnification. Each Party (as an indemnifying Party) hereby agrees to indemnify, defend and hold harmless the other Party and its officers, directors and employees from and against any Damages from Third Party claims that are related to a Profit Share Product and that are a result of the negligence or willful misconduct of the indemnifying Party. For any Claim in which Exelixis is the non-Commercializing Party, then the LICENSORS and their respective directors, trustees, fellows, agents and employees shall be included within the scope of Exelixis’ right to be indemnified, defended and held harmless under this Section 12.3(b).

12.4 Conditions to Indemnification. As used herein, “Indemnitee” means a party entitled to indemnification under the terms of Section 12.1, 12.2 or 12.3(b). It shall be a

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

condition precedent to an Indemnitee’s right to seek indemnification under such Section 12.1, 12.2 or 12.3(b) that the Indemnitee: (a) informs the indemnifying Party of a Claim as soon as reasonably practicable after it receives notice of the Claim; (b) if the indemnifying Party acknowledges that such Claim falls within the scope of its indemnification obligations hereunder, permits the indemnifying Party to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Claim (including the right to settle the Claim solely for monetary consideration); provided, however, that the indemnifying Party shall seek the prior written consent (not to be unreasonably withheld or delayed) of any such Indemnitee as to any settlement which would require any payment by such Indemnitee, would require an admission of legal wrongdoing in any way on the part of an Indemnitee, or would effect an amendment of this Agreement; and (c) fully cooperates (including providing access to and copies of pertinent records and making available for testimony relevant individuals subject to its control) as reasonably requested by, and at the expense of, the indemnifying Party in the defense of the Claim. Provided that an Indemnitee has complied with the foregoing, the indemnifying Party shall provide attorneys reasonably acceptable to the Indemnitee to defend against any such Claim. Subject to the foregoing, an Indemnitee may participate in any proceedings involving such Claim using attorneys of its/his/her choice and at its/his/her expense. In no event may an Indemnitee settle or compromise any Claim for which it/he/she intends to seek indemnification from the indemnifying Party hereunder without the prior written consent of the indemnifying Party, or the indemnification provided under such Section 12.1, 12.2 or 12.3(b) as to such Claim shall be null and void.

12.5 Limitation of Liability. EXCEPT FOR (A) AMOUNTS PAYABLE TO THIRD PARTIES BY A PARTY FOR WHICH IT SEEKS REIMBURSEMENT OR INDEMNIFICATION PROTECTION FROM THE OTHER PARTY PURSUANT TO SECTIONS 12.1 OR 12.2, OR (B) AMOUNTS OF DAMAGES ARISING FROM A BREACH OF ANY REPRESENTATION OR WARRANTY HEREUNDER OR FROM A BREACH OF SECTION 9 HEREOF (CONFIDENTIALITY), IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, UNLESS SUCH DAMAGES ARE DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LIABLE PARTY.

12.6 Collaboration Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE 11 ABOVE, EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES WITH RESPECT TO ANY RESEARCH RESULTS, TARGETS, ASSAYS, MOLECULES, DATA, OR INVENTIONS (AND ANY PATENT RIGHTS OBTAINED THEREON) IDENTIFIED, MADE OR GENERATED BY SUCH PARTY AS PART OF THE COLLABORATION OR OTHERWISE MADE AVAILABLE TO THE OTHER PARTY PURSUANT TO THE TERMS OF THIS AGREEMENT.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.7 Insurance.

(a) Coverages. Each Party shall maintain, at its own cost, the insurance coverages set forth in this Section 12.7; provided, however, Genentech has the right, in its sole discretion, to self-insure in part or in whole for any such coverages.

(i) Commencing as of the Effective Date, and thereafter for the period of time required under Section 12.7(b), each Party shall obtain and maintain on an ongoing basis, Commercial General Liability insurance, including contractual liability, in the minimum amount of [ * ] per occurrence, combined single limit for bodily injury and property damage liability.

(ii) Commencing [ * ], and thereafter for the period of time required under Section 12.7(b), each Party shall obtain and maintain on an ongoing basis, Products Liability insurance, including contractual liability, in the minimum amount of [ * ] per occurrence, combined single limit for bodily injury and property damage liability.

(b) Additional Requirements. Except to the extent that Genentech self-insures under Section 12.7(a), the following provisions shall apply.

(i) All insurance coverages shall be primary insurance with respect to each Party’s own participation under this Agreement, and shall be maintained with an insurance company or companies having an A.M. Best’s rating (or its equivalent) of A-XII or better, in the case of Genentech, and A-VII or better, in the case of Exelixis.

(ii) Each Party shall name the other Party as an additional insured by endorsement under its Commercial General Liability and Products Liability insurance policies.

(iii) The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then in such a case, such Party shall maintain the insurance coverage for at least [ * ].

(iv) Each Party’s aggregate deductibles under its Commercial General Liability and Products Liability and other insurance policies shall be reasonably satisfactory to the other Party, taking into account the deductibles that are prudent and customary with respect to the activities in which it is engaged under this Agreement.

(v) Each Party shall provide to the other Party its respective certificates of insurance evidencing the insurance coverages set forth in Section 12.7(a), as applicable. Each Party shall provide to the other Party at least [ * ] days prior written notice of any cancellation, nonrenewal or material change in any of the insurance coverages. Each Party shall, upon receipt of written request from the other Party, provide renewal certificates to the other Party for as long as such Party is required to maintain insurance coverages hereunder.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13. MISCELLANEOUS

13.1 Complete Agreement; Modification. This Agreement constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and duly executed on behalf of both Parties.

13.2 Governing Law. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of California, without regard to conflicts of law rules requiring the application of different law.

13.3 Dispute Resolution.

(a) Internal Resolution. Except as otherwise expressly provided herein (including, without limitation, under Section 2.2(c)), in the event of any controversy, claim or other dispute arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination or validity hereof (a “Dispute”), such Dispute shall be first referred to a [ * ] for resolution, prior to proceeding under the following provisions of this Section 13.3. A Dispute shall be referred to such executives upon any Party providing the other Party with written notice that such Dispute exists, and such executives, or their designees, shall attempt to resolve such Dispute through good faith discussions. In the event that such Dispute is not resolved within [ * ] days of such other Party’s receipt of such written notice, either Party may initiate the dispute resolution procedures set forth in Section 13.3(b).

(b) Arbitration. Except as otherwise expressly provided in this Agreement, the Parties agree that any Dispute not resolved internally by the Parties pursuant to Section 13.3(a) must be finally resolved through binding arbitration by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures in effect at the time the Dispute arises, except as modified in this Agreement, applying the substantive law specified in Section 13.2. A Party may initiate an arbitration by written notice to the other Party of its intention to arbitrate, and such demand notice shall specify in reasonable detail the nature of the Dispute. Each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator (and all such arbitrators shall be experienced in the development and commercialization of biotechnology/pharmaceutical products) to resolve the Dispute, and all three (3) shall serve as neutrals. If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third arbitrator, the necessary appointments shall be made in accordance with the then prevailing Comprehensive Arbitration Rules and Procedures. Within [ * ] months of the conclusion of an arbitration proceeding, the arbitration decision shall be rendered in writing and shall specify the basis on which the decision was made. The award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. The arbitration proceedings shall be conducted in San Francisco, California. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator, except as expressly otherwise set forth in the Agreement. Each Party shall bear its own attorneys’ fees and associated costs and expenses, unless attorney’s fees are provided for under governing law as part of the damage award.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Patent Validity; Equitable Relief. Notwithstanding the other provisions of this Section 13.3, any Dispute that involves the validity, infringement or claim interpretation of a Patent: (i) that is issued in the United States, shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants resides; and (ii) that is issued in any other country, shall be brought before an appropriate regulatory or administrative body or court in that country, and the Parties hereby consent to the jurisdiction and venue of such courts and bodies. For the sake of clarity, such patent disputes shall not be subject to the provisions of Section 13.3(b). Notwithstanding the other provisions of this Section 13.3, any Dispute that involves the need to seek preliminary or injunctive measures or other equitable relief (e.g., in the event of a potential (or actual) breach of the confidentiality and non-use provisions in Article 9) need not be resolved through the procedure described in Sections 13.3(a) or (b) but may be immediately brought in a court of competent jurisdiction.

13.4 Consents Not Unreasonably Withheld or Delayed. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provisions are made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

13.5 Assignment. Neither Party may assign or otherwise transfer this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party, except, that either Party may assign this Agreement, without the consent of the other Party: (a) to any of its Affiliates; or (b) to any Third Party in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. Any purported assignment in contravention of this Section 13.5 shall be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. This Agreement shall be binding upon and enforceable against the successor to or any permitted assignees from either of the Parties.

13.6 Notices. Any notices given under this Agreement shall be in writing, addressed to the Parties at the following addresses, and delivered by person, by facsimile (with receipt confirmation), or by FedEx or other reputable courier service. Any such notice shall be deemed to have been given as of the day of personal delivery, one (1) day after the date sent by facsimile service, or on the day of successful delivery to the other Party confirmed by the courier service.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

For Exelixis:	Exelixis, Inc. 170 Harbor Way P.O. Box 511 South San Francisco, CA 94083 Attention: SVP, Patents and Licensing Phone: +1 650-837-7000 Fax: +1 650-837-8300

With a copy to:	Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 Attention: Robert L. Jones, Esq. Phone: +1 650-843-5000 Fax: +1 650-849-7400

For Genentech:	Corporate Secretary Genentech, Inc. 1 DNA Way South San Francisco, CA 94080 Phone: +1 650-225-1672 Fax: +1 650-952-9881

With a copy to:	Vice President of Business Development Genentech, Inc. 1 DNA Way South San Francisco, CA 94080 Phone: +1 650-225-5000 Fax: +1 650-225-3009

13.7 Force Majeure. Each Party shall be excused from the performance of its obligations (other than payment obligations) under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, act of terrorism, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

13.8 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.9 Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect without said provision. In such event, the Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Agreement.

13.10 Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

13.11 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the Parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

13.12 Use of Name. Except as required by law, neither Party shall use the name or trademarks of the other Party for any advertising or promotional purposes without the prior written consent of such other Party.

13.13 Construction of this Agreement. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders, and the word “or” are used in the inclusive sense. When used in this Agreement, “including” means “including without limitation”. References to either Party include the successors and permitted assigns of that Party. The headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The Parties have each consulted counsel of their choice regarding this Agreement, and, accordingly, no provisions of this Agreement will be construed against either Party on the basis that the Party drafted this Agreement or any provision thereof. If the terms of this Agreement conflict with the terms of any Exhibit or the Research Plan, then the terms of this Agreement shall govern. The official text of this Agreement and any Exhibits hereto, any notice given or accounts or statements required by this Agreement, and any dispute proceeding related to or arising hereunder, shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

13.14 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries which may be imposed upon or related to Exelixis or Genentech from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.15 Independent Contractors. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between Exelixis and Genentech is that of independent contractors. The relationship between the Parties under this Agreement is not, and is not intended to be, a joint venture, an agency relationship, or a fiduciary or trust relationship. Neither Party shall have the power to bind or obligate the other Party in any manner.

13.16 Affiliates.

(a) Affiliates Bound. Each Party agrees that it will prohibit each of its Affiliates from taking any action that the Party itself is prohibited from taking under this Agreement. All Affiliates of a Party that perform one or more obligations of that Party under this Agreement, or that Control any intellectual property licensed under this Agreement, are bound by all relevant provisions of this Agreement that employ the terms “Exelixis”. “Genentech”, “Party” or “Parties”. In addition, the Affiliates of a Party that receive any Confidential Information of the other Party pursuant to this Agreement are bound by all obligations set forth in Article 9.

(b) Breach by Affiliates. Each Party acknowledges and agrees that a breach by any of its Affiliates under this Agreement will be treated as a breach by that Party. In that circumstance, each Party expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed directly against its Affiliate, for any obligation or performance under this Agreement.

13.17 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original and all of which shall constitute together the same document. Counterparts may be signed and delivered by facsimile, each of which shall be binding when sent.

Signature Page Follows.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, Exelixis and Genentech have executed this Agreement by their respective duly authorized representatives as of the Effective Date.

EXELIXIS, INC.	GENENTECH, INC.

By: /s/ George Scangos	By: /s/ David Ebersman

Name: George Scangos	Name: David Ebersman

Title: President and CEO	Title: Senior Vice President and Chief Financial Officer

Date: May 31, 2005	Date: May 31, 2005

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

Additional Collaboration Targets

As of the Effective Date, there are no additional Collaboration Targets.

i

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B

Relevant Third Party Collaborations

[ * ]

i

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C

Genentech Excluded IP

[ * ]

i

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit D

Other Targets

[ * ]

i

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit E

Financial Appendix

Principles of Reporting.

Determination of Operating Profits (Losses), for a Profit Sharing Product will be based on each Party’s respective financial information. If the Parties have determined the terms for ex-U.S. Operating Profits (Losses), the Commercializing Party may choose to provide a consolidated worldwide pro forma financial statement for itself and its Sublicensees rather than separate financial statements for itself and its Sublicensees) in the following reporting format. The interpretation of the defined terms in such report shall be in accordance with GAAP and this Agreement.

Gross Sales

less Sales Returns and Allowances

= Net Sales

less Cost of Sales

= Gross Profits

less Marketing Costs

less Sales Costs

less Development Costs

less Other Operating Income/Expense

less Distribution Costs

less General and Administrative Costs

= Operating Profits or Losses

If necessary, a Party will make the appropriate adjustments to the financial information it supplies under the Agreement to conform to the above format of reporting results of operations. Without limiting the foregoing, prior to the time that Gross Sales are obtained and if there are no incurred and mutually agreed costs related to sales or sales support, the Parties may eliminate the above line items related to sales and the support of sales, and the costs thereof, and use only those terms relevant to the sharing of Development Costs.

Frequency of Reporting.

The fiscal year for the Agreement will be a calendar year.

i

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Reporting will be at the times set forth in the following Report Table, with submissions due on the date indicated or the next business day if such date is a weekend or U.S. holiday:

Report	Frequency	Timing of Submission

Actuals	Quarterly	Q1-Q4: [ * ]

Forecasts	Quarterly	Q1-Q3: [ * ]

Draft Consolidation & Variances	Quarterly	Quarter end [ * ]

Final Consolidation & Variances	Quarterly	Quarter end [ * ]

Budgets	Annually	December 15 [ * ]

Long Range Plan	Annually	December 15 [ * ]

The Parties may agree to modify the foregoing reporting cycles and deadlines. In the event that a Party substantially or materially changes its internal reporting cycles and deadlines generally, then the Parties shall discuss, in good faith, appropriate revisions to the foregoing reporting cycles and deadlines to reasonably accommodate such change.

Unless otherwise agreed by the Parties consistent with their responsibilities for sales and marketing, the Commercializing Party shall record sales. On a monthly basis, the Commercializing Party will supply the other Party with each month’s Gross Sales and Net Sales of Profit Share Products, including the basis for calculation of such amounts, in units and U.S. dollars in the United States and in local currency (which may be converted to U.S. dollars) outside of the United States. Each such report shall be provided as early as possible, but no later than [ * ] days after the last day of the month in question, and shall provide monthly and year-to-date cumulative figures.

Each Party will make available a financial representative to discuss the following, at the request of the other Party:

Development Costs

Results

Forecasts

Budgets

Long Range Plans

Gross Sales

Sales Returns and Allowances

Inventory Levels

Sales and Marketing Costs other financial matters as appropriate, including methodologies for determining costs, actual amounts, forecasts, budgets and long range plans and the results of applying such methodologies

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Budgets.

Budgets will be prepared annually by the Commercializing Party.

Budgets under this Exhibit E will be supplemented with more detailed budgets for U.S. (or ex-U.S., as appropriate) clinical trials and drug approval applications, as determined by the Commercializing Party in accordance with the Agreement. Budgets are provided for information and planning purposes; sharing of Operating Profits (Losses) are based on actual amounts.

Responsibility for Reporting.

The Commercializing Party is responsible for reporting, although the non-Commercializing Party will cooperate as appropriate. The Commercializing Party shall provide the other Party with a copy of the consolidated reporting and other calculations that form the basis of determining payments between the Parties for Operating Profits (Losses) for Profit Share Products. The Parties may agree in writing, on a case by case and product by product basis, on circumstances in which certain identified costs or expenses of the non-Commercializing Party will be included in Operating Profits (Losses); in that circumstance the non-Commercializing Party will provide the Commercializing Party with financial statements within [ * ] after the end of the quarter for its activities, prepared in accordance with the terms contained in this Exhibit E in order for the Commercializing Party to prepare the consolidated reports.

Definitions.

“Allocable Overhead” means fully-burdened costs incurred by a Commercializing Party that are attributable to that Commercializing Party’s [ * ]. Allocable Overhead shall not include [ * ], and shall not duplicate General & Administrative Expenses hereunder.

“Cost of Sales” means the sum of: (a) Fully Burdened Manufacturing Cost (as defined below) of a Profit Share Product (in whatever form); (b) freight, insurance, customs charges, duty, temporary storage and other costs of shipping Profit Share Products to customers (to the extent actually incurred by the shipping Party and not reimbursed by the customer); and (c) any third party royalties payable with respect to the manufacture, use or sale of Profit Share Products, excluding any royalties already accounted for in Fully Burdened Manufacturing Cost. Cost of Sales shall not include any costs that are already included in Development Costs, Distribution Costs, Distribution Costs, Marketing Costs, Sales Costs, Other Operating Income/Expense, General and Administrative Costs, Sales Returns and Allowances, and Allocable Overhead for any of the foregoing cost categories, and in every case shall only include costs directly allocable to a Profit Share Product (with the exception of Allocable Overhead allowable in determination of FBMC) in accordance with GAAP.

“Development Costs” shall include, but are not limited to, costs of [ * ]. In determining “Development Costs” chargeable under this Agreement, the Commercializing Party will use its respective project accounting systems, as consistently applied across all its projects, and will review its respective project accounting systems and methodologies with the non-Commercializing Party. Development Costs shall not include any costs that are already included

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in Cost of Sales, Distribution Costs, Marketing Costs, Sales Costs, Other Operating Income/Expense, General and Administrative Costs, Sales Returns and Allowances, and Allocable Overhead for any of the foregoing cost categories, and in every case shall only include costs directly allocable to a Profit Share Product in accordance with GAAP.

“Distribution Costs” means the costs, including applicable Allocable Overhead, specifically identifiable to the distribution of a Profit Share Product by a Commercializing Party, including customer services, collection of data about sales to hospitals and other end users, order entry, billing, shipping, logistics, credit and collection and other such activities. Distribution Costs shall not include any costs that are already included in Cost of Sales, Development Costs, Marketing Costs, Sales Costs, Other Operating Income/Expense, General and Administrative Costs, Sales Returns and Allowances, and Allocable Overhead for any of the foregoing cost categories, and in every case shall only include costs directly allocable to a Profit Share Product in accordance with GAAP.

“Fully Burdened Manufacturing Cost” or “FBMC” means one hundred percent (100%) of a Commercializing Party’s manufacturing cost (as defined in the Commercializing Party’s accounting policies consistently applied), which shall comprise the sum of:

(a) the actual cost of goods produced, as determined by the Commercializing Party manufacturing or contracting with a Third Party for each stage of the manufacturing process, in accordance with GAAP (as used in this definition of FBMC, the “Cost of Goods”), including product quality assurance/control costs, plus applicable Allocable Overhead; and

(b) all royalties payable under license(s) taken by a Commercializing Party under a Third Party’s patents or patent applications that, but for such license(s), would be infringed by the manufacture of a Profit Share Product by such Commercializing Party.

In no event shall “FBMC” include any costs or expenses included in the calculation of Development Costs, Marketing Costs, Sales Costs, Other Operating Income/Expense, Distribution Costs, Sales Returns and Allowances, General and Administrative Costs, and Allocable Overhead for any of the foregoing cost categories, and in every case shall only include costs directly allocable to a Profit Share Product in accordance with GAAP. When the Commercializing Party holds [ * ], “FBMC” shall include [ * ]. Such [ * ] shall be calculated by multiplying (i) [ * ], by (ii) [ * ].

“General and Administrative Costs” or “G&A Costs” means costs equal to [ * ] (“G&A Rate”) of the sum of the [ * ] for the Commercializing Party. [ * ] both Parties shall use such revised G&A Rate going forward in calculating General and Administrative Costs.

“Gross Sales” means the amount invoiced by the Commercializing Party and/or its Sublicensees for sales of a Profit Share Product to any Third Party in arms-length transactions. Consideration for sales of Profit Share Products for other than cash shall be valued at fair market value at the time of final sale. Notwithstanding anything to the contrary herein, sale(s) of Profit Share Products by and between the Commercializing Party and its Sublicensees shall be excluded from

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Gross Sales and Net Sales, provided that the final sales of Profit Share Products by such Sublicensees to third parties are included in Gross Sales and Net Sales.

“Marketing Costs” means the specific direct costs incurred by a Commercializing Party directly on account of a Profit Share Product for marketing, promotion, advertising, promotional materials, professional education, product related public relations, relationships with opinion leaders and professional societies, market research (before and after product approval), healthcare economics studies, post-marketing studies not required to maintain product approvals (e.g., investigator sponsored trials, product registries and medical information), and other similar activities the costs of which were approved as a part of the budget incorporated in a Plan/Budget. Such costs will include both internal costs (e.g., salaries, benefits, travel, supplies and materials), applicable Allocable Overhead, and outside services and expenses (e.g., consultants, agency fees, meeting costs), in all cases as directly applicable to a specific Profit Share Product. “Marketing Costs” shall also include activities related to obtaining reimbursement from payers and costs of sales and marketing data, in all cases only as directly applicable to a specific Profit Share Product. “Marketing Costs” will specifically exclude the costs of activities that promote either Party’s business as a whole without being product specific (e.g., corporate image advertising). Marketing Costs shall not include any costs that are already included in Cost of Sales, Development Costs, Distribution Costs, Sales Costs, Other Operating Income/Expense, Sales Returns and Allowances, General and Administrative Costs, and Allocable Overhead for any of the foregoing cost categories, and in every case shall only include costs directly allocable to a Profit Share Product in accordance with GAAP.

“Operating Profits or Losses” means Gross Sales of all Profit Share Products plus any Sublicensing Revenue for all Profit Share Products less the following items with respect to each Profit Share Product, all for a given period: Sales Returns and Allowances, Cost of Sales, Marketing Costs, Sales Costs, Development Costs, Other Operating Income/Expense, Distribution Costs, and General and Administrative Costs, all of which as properly chargeable and allocable on a Profit Share Product-by-Profit Share Product basis. All calculations will be made using, and all defined and undefined terms will be construed in accordance with GAAP and consistent with generally accepted costing methods (including appropriate Allocable Overhead) for similar products in the pharmaceutical industry.

“Other Operating Income/Expense” means any of the following:

-	actual inventory write-offs of any Profit Share Product, to the extent not previously captured

-	third party indemnification expenses

-	patent and trademark costs

-	product liability insurance

Other Operating Income/Expense shall not include any costs that are already included in Cost of Sales, Development Costs, Marketing Costs, Sales Costs, Distribution Costs, General and Administrative Costs, Sales Returns and Allowances, and Allocable Overhead for any of the foregoing cost categories, and in every case shall only include costs directly allocable to a Profit Share Product in accordance with GAAP.

v

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Report Table” means the table set forth in Section A.2 of this Exhibit E that specifies the frequency and timing of submissions for specific reporting events.

“Sales Costs” means costs, including Allocable Overhead, approved as a part of the budget incorporated in the then-current commercialization plan for a Profit Share Product, incurred by the Commercialization Party or for its account and specifically identifiable to the sales efforts of Profit Share Products to all markets, including the managed care market. “Sales Costs” shall include costs associated with sales representatives for Profit Share Products, including compensation, benefits and travel, supervision and training of the sales representatives, sales meetings, and other sales expenses. “Sales Costs” will not include the start-up costs associated with the Commercializing Party’s sales force, including recruiting, relocation and other similar costs. Sales Costs shall not include any costs that are already included in Cost of Sales, Development Costs, Marketing Costs, Distribution Costs, Other Operating Income/Expense, Sales Returns and Allowances, General and Administrative Costs, and Allocable Overhead for any of the foregoing cost categories, and in every case shall only include costs directly allocable to a Profit Share Product in accordance with GAAP.

“Sales Returns and Allowances” means the sum of (a) and (b), where:

(a) is a provision, determined by a Party under GAAP for sales of Profit Share Products in the Territory for (i) trade, cash and quantity discounts or rebates on Profit Share Products granted and which are included in the determination of Gross Sales; (ii) credits or allowances given or made for rejection or return of, and for uncollected amounts on, previously sold Profit Share Products or for damaged Profit Share Products, billing errors and retroactive price reductions (including rebates similar to Medicare and/or Medicaid); (iii) sales tax, VAT taxes, and other taxes, duties or other governmental charges levied on or measured by the billing amount for Profit Share Products, as adjusted for rebates or refunds, that are borne by the seller thereof and that are not refundable and to the extent noncreditable; (iv) commissions relating to import or transportation of Profit Share Products paid to Third Party distributors, brokers or agents (excluding sales personnel, sales representatives and sales agents that are employees or consultants of a Commercializing Party or its Sublicensees) in countries outside the United States in which such commissions are paid by deducting such commissions from gross sales invoiced for sales to such third parties; (v) charges for freight and insurance directly related to the return of Profit Share Products and not otherwise paid for by the customer or refunds that are born by the seller thereof and that are not refundable and to the extent noncreditable; and (vi) credits or allowances given or made for wastage replacement, indigent patient and similar programs; and

(b) is a periodic adjustment of the provision determined in clause (a) to reflect amounts actually incurred by the Commercializing Party in the Territory for items (i), (ii), (iii), and (iv) in clause (a). The provision allowed in clause (a) and adjustments made in clause (b) (if any) will be reviewed by the financial representatives from the Parties.

Sales Returns and Allowances shall not include any costs that are already included in Cost of Sales, Development Costs, Distribution Costs, Marketing Costs, Sales Costs, Other Operating Income/Expense, General and Administrative Costs, and Allocable Overhead for any of the foregoing cost categories, and in every case shall only include costs directly allocable to a Profit Share Product in accordance with GAAP.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit F

Research Plan

[ * ]. Genentech will take strategic leadership for cancer, and Exelixis will take strategic leadership for inflammation and tissue growth and repair; [ * ]

i

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit G

Yale Patents

[ * ]

i

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit H

Adam-10 Patents

[ * ]

i

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.